                                                                   Exhibit 10.11

                                                                  EXECUTION COPY

                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                           DATED AS OF MARCH 12, 2004

                                      AMONG

                         BEACON SALES ACQUISITION, INC.,
                                  AS BORROWER,

                    THE DOMESTIC SUBSIDIARIES OF BEACON SALES
                         ACQUISITION, INC. NAMED HEREIN,
                       AS DOMESTIC SUBSIDIARY GUARANTORS,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                       AS AGENT, L/C ISSUER AND A LENDER,

                                       AND

                       THE FINANCIAL INSTITUTION(S) LISTED
                         ON THE SIGNATURE PAGES HEREOF,
                                   AS LENDERS,

                                       AND

                        GECC CAPITAL MARKETS GROUP, INC.,
                                AS LEAD ARRANGER

                                       AND

                           FLEET CAPITAL CORPORATION,
                              AS SYNDICATION AGENT

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1. DEFINITIONS AND ACCOUNTING TERMS.......................................................................1

   1.1      CERTAIN DEFINED TERMS.................................................................................1

SECTION 2. LOANS AND COLLATERAL...................................................................................1

   2.1      LOANS.................................................................................................1
   2.2      INTEREST.............................................................................................12
   2.3      FEES.................................................................................................14
   2.4      PAYMENTS AND PREPAYMENTS.............................................................................15
   2.5      APPLICATION OF PREPAYMENT PROCEEDS...................................................................17
   2.6      TERM OF THIS AGREEMENT...............................................................................17
   2.7      STATEMENTS...........................................................................................18
   2.8      GRANT OF SECURITY INTEREST...........................................................................18
   2.9      YIELD PROTECTION.....................................................................................19
   2.10     TAXES................................................................................................19
   2.11     REQUIRED TERMINATION AND PREPAYMENT..................................................................21
   2.12     OPTIONAL PREPAYMENT/REPLACEMENT OF LENDERS...........................................................21
   2.13     COMPENSATION.........................................................................................22
   2.14     BOOKING OF LIBOR LOANS...............................................................................22
   2.15     ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS........................................................22

SECTION 3. CONDITIONS TO LOANS...................................................................................22

SECTION 4. OBLIGORS' REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS...........................................23

   4.1      ORGANIZATION, POWERS, CAPITALIZATION.................................................................23
   4.2      AUTHORIZATION OF BORROWING, NO CONFLICT..............................................................23
   4.3      FINANCIAL CONDITION..................................................................................23
   4.4      INDEBTEDNESS AND LIABILITIES.........................................................................24
   4.5      ACCOUNT WARRANTIES AND COVENANTS.....................................................................24
   4.6      NAMES AND LOCATIONS..................................................................................25
   4.7      TITLE TO PROPERTIES; LIENS...........................................................................25
   4.8      LITIGATION; ADVERSE FACTS............................................................................25
   4.9      PAYMENT OF TAXES.....................................................................................26
   4.10     PERFORMANCE OF AGREEMENTS............................................................................26
   4.11     EMPLOYEE BENEFIT PLANS...............................................................................26
   4.12     INTELLECTUAL PROPERTY................................................................................26
   4.13     BROKER'S FEES........................................................................................26
   4.14     ENVIRONMENTAL MATTERS................................................................................27
   4.15     SOLVENCY.............................................................................................27
   4.16     DISCLOSURE...........................................................................................28
   4.17     INSURANCE............................................................................................28
   4.18     COMPLIANCE WITH LAWS.................................................................................28

   4.19     BANK ACCOUNTS........................................................................................29
   4.20     EMPLOYEE MATTERS.....................................................................................29
   4.21     GOVERNMENTAL REGULATION..............................................................................29
   4.22     ACCESS TO ACCOUNTANTS AND MANAGEMENT.................................................................29
   4.23     INSPECTION...........................................................................................29
   4.24     COLLATERAL RECORDS...................................................................................29
   4.25     COLLECTION OF ACCOUNTS AND PAYMENTS..................................................................29

SECTION 5. REPORTING AND OTHER AFFIRMATIVE COVENANTS.............................................................30

   5.1      FINANCIAL STATEMENTS AND OTHER REPORTS...............................................................30
   5.2      ENDORSEMENT..........................................................................................30
   5.3      MAINTENANCE OF PROPERTIES............................................................................31
   5.4      COMPLIANCE WITH LAWS.................................................................................31
   5.5      FURTHER ASSURANCES...................................................................................31
   5.6      MORTGAGES; TITLE INSURANCE; SURVEYS..................................................................31
   5.7      USE OF PROCEEDS AND MARGIN SECURITY..................................................................32
   5.8      BAILEE...............................................................................................32
   5.9      THIRD PARTY INVENTORY................................................................................32
   5.10     ENVIRONMENTAL MATTERS................................................................................32
   5.11     CURRENCY RATE AGREEMENT..............................................................................33

SECTION 6. FINANCIAL COVENANTS...................................................................................33

SECTION 7. NEGATIVE COVENANTS....................................................................................33

   7.1      INDEBTEDNESS AND LIABILITIES.........................................................................33
   7.2      CONTINGENT OBLIGATIONS...............................................................................35
   7.3      TRANSFERS, LIENS AND RELATED MATTERS.................................................................36
   7.4      INVESTMENTS AND LOANS................................................................................37
   7.5      RESTRICTED JUNIOR PAYMENTS...........................................................................37
   7.6      RESTRICTION ON FUNDAMENTAL CHANGES...................................................................38
   7.7      CHANGES RELATING TO INDEBTEDNESS.....................................................................41
   7.8      TRANSACTIONS WITH AFFILIATES.........................................................................41
   7.9      CONDUCT OF BUSINESS..................................................................................42
   7.10     TAX CONSOLIDATIONS...................................................................................42
   7.11     SUBSIDIARIES.........................................................................................42
   7.12     FISCAL YEAR; TAX DESIGNATION.........................................................................42
   7.13     PRESS RELEASE; PUBLIC OFFERING MATERIALS.............................................................42
   7.14     BANK ACCOUNTS........................................................................................42
   7.15     IRS FORM 8821........................................................................................42
   7.16     HAZARDOUS MATERIALS..................................................................................42
   7.17     CIGNA IMPRESS ACCOUNT................................................................................43

SECTION 8. DEFAULT, RIGHTS AND REMEDIES..........................................................................43

   8.1      EVENT OF DEFAULT.....................................................................................43
   8.2      SUSPENSION OF COMMITMENTS............................................................................46
   8.3      ACCELERATION.........................................................................................46
   8.4      REMEDIES.............................................................................................46

   8.5      APPOINTMENT OF ATTORNEY-IN-FACT......................................................................47
   8.6      LIMITATION ON DUTY OF AGENT WITH RESPECT TO COLLATERAL...............................................47
   8.7      APPLICATION OF PROCEEDS..............................................................................47
   8.8      LICENSE OF INTELLECTUAL PROPERTY.....................................................................48
   8.9      WAIVERS; NON-EXCLUSIVE REMEDIES......................................................................48

SECTION 9. AGENT.................................................................................................48

   9.1      AGENT................................................................................................48
   9.2      NOTICE OF DEFAULT....................................................................................53
   9.3      ACTION BY AGENT......................................................................................53
   9.4      AMENDMENTS, WAIVERS AND CONSENTS.....................................................................53
   9.5      ASSIGNMENTS AND PARTICIPATIONS IN LOANS..............................................................54
   9.6      SET OFF AND SHARING OF PAYMENTS......................................................................56
   9.7      DISBURSEMENT OF FUNDS................................................................................57
   9.8      SETTLEMENTS, PAYMENTS AND INFORMATION................................................................57
   9.9      DISCRETIONARY ADVANCES...............................................................................59

SECTION 10. MISCELLANEOUS........................................................................................59

   10.1     EXPENSES AND ATTORNEYS' FEES.........................................................................59
   10.2     INDEMNITY............................................................................................60
   10.3     NOTICES..............................................................................................60
   10.4     SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN AGREEMENTS....................................62
   10.5     INDULGENCE NOT WAIVER................................................................................62
   10.6     MARSHALING; PAYMENTS SET ASIDE.......................................................................62
   10.7     ENTIRE AGREEMENT.....................................................................................62
   10.8     SEVERABILITY.........................................................................................62
   10.9     LENDERS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS..................................62
   10.10    HEADINGS.............................................................................................63
   10.11    APPLICABLE LAW.......................................................................................63
   10.12    SUCCESSORS AND ASSIGNS...............................................................................63
   10.13    NO FIDUCIARY RELATIONSHIP; NO DUTY; LIMITATION OF LIABILITIES........................................63
   10.14    CONSENT TO JURISDICTION..............................................................................63
   10.15    WAIVER OF JURY TRIAL.................................................................................64
   10.16    CONSTRUCTION.........................................................................................64
   10.17    COUNTERPARTS; EFFECTIVENESS..........................................................................65
   10.18    CONFIDENTIALITY......................................................................................65
   10.19    SYNDICATION AGENT....................................................................................65

SECTION 11. DEFINITIONS AND ACCOUNTING TERMS.....................................................................65

   11.1     CERTAIN DEFINED TERMS................................................................................65
   11.2     ACCOUNTING TERMS.....................................................................................82
   11.3     OTHER DEFINITIONAL PROVISIONS........................................................................83

SECTION 12. GUARANTY.............................................................................................83

   12.1     GUARANTY.............................................................................................83
   12.2     WAIVERS BY DOMESTIC SUBSIDIARY GUARANTORS............................................................84
   12.3     BENEFIT OF GUARANTY..................................................................................84

   12.4     WAIVER OF SUBROGATION, ETC...........................................................................84
   12.5     ELECTION OF REMEDIES.................................................................................85
   12.6     LIMITATION...........................................................................................85
   12.7     CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS....................................................86
   12.8     LIABILITY CUMULATIVE.................................................................................86

SECTION 13. RESTATEMENT OF ORIGINAL LOAN AGREEMENT...............................................................87

                             INDEX OF DEFINED TERMS

Defined Term                                                                            Defined in Section
------------                                                                            ------------------
Accounting Changes                                                                          Section 11.2
Accounts                                                                                    Section 11.1
Acquisition Pro Forma                                                                       Section 7.6
Acquisition Projections                                                                     Section 7.6
Additional Mortgaged Property                                                               Section 11.1
Advance                                                                                     Section 11.1
Affected Lender                                                                             Section 2.11
Affiliate                                                                                   Section 11.1
Agency Assignment Agreement                                                                 Recitals
Agent                                                                                       Section 11.1
Agent's Account                                                                             Section 11.1
Agreement                                                                                   Section 11.1
Asset Disposition                                                                           Section 11.1
Assignment and Acceptance Agreement                                                         Section 11.1
Beacon Canada                                                                               Section 11.1
Beacon Canada Accounts                                                                      Section 11.1
Beacon Canada Consolidating Borrowing Base                                                  Section 11.1
Beacon Canada Holdings                                                                      Recitals
Best Distribution                                                                           Section 11.1
Best Purchase Agreements                                                                    Section 11.1
Best Seller Notes                                                                           Section 11.1
Best Subordination Agreement                                                                Section 11.1
Blocked Accounts                                                                            Section 4.25
Borrower                                                                                    Recitals
Borrowing Base                                                                              Section 2.1(B)(2)
Borrowing Base Certificate                                                                  Section 11.1
Business Day                                                                                Section 11.1
C$ or C Dollars                                                                             Section 11.1
Canadian Collateral                                                                         Section 11.1
Canadian Facility Agent                                                                     Section 11.1
Canadian Facility Credit Agreement                                                          Section 11.1
Canadian Facility Intercreditor Agreement                                                   Section 11.1
Canadian Facility Lenders                                                                   Section 11.1
Canadian Facility Loan Documents                                                            Section 11.1
Canadian Facility Revolving Loan Commitment                                                 Section 11.1
Canadian Facility Revolving Loans                                                           Section 11.1
Capital Expenditures                                                                        Section 11.1
Capital Lease                                                                               Section 11.1
Capitalization/Acquisition Documents                                                        Section 11.1
Cash Equivalents                                                                            Section 11.1
Certificate of Exemption                                                                    Section 2.9(C)
Closing Date                                                                                Section 11.1
CHS                                                                                         Section 11.1

Defined Term                                                                            Defined in Section
------------                                                                            ------------------
CIGNA Impress Account                                                                       Section 11.1
Collateral                                                                                  Section 2.7
Collecting Banks                                                                            Section 4.25
Commitment(s)                                                                               Section 11.1
Compliance Certificate                                                                      Section 11.1
Consolidated Borrowing Base                                                                 Section 2.1(B)
Consolidating Borrowing Base                                                                Section 2.1(B)
Contingent Obligation                                                                       Section 11.1
Credit Memoranda Reserve                                                                    Section 2.1(B)
Currency Rate Agreement                                                                     Section 5.11
Daily Interest Amount                                                                       Section 9.8(A)(3)
Daily Interest Rate                                                                         Section 9.8(A)(3)
Daily Loan Balance                                                                          Section 9.8(A)(3)
Default                                                                                     Section 11.1
Defaulted Amount                                                                            Section 11.1
Defaulting Lender                                                                           Section 11.1
Default Rate                                                                                Section 2.2(A)
Dilution Reserve                                                                            Section 2.1(B)
Discretionary Advances                                                                      Section 9.9
EBITDA                                                                                      Section 11.1
Eligible Accounts                                                                           Section 2.1(D)
Eligible Assignee                                                                           Section 11.1
Eligible Inventory                                                                          Section 2.1(D)
Employee Benefit Plan                                                                       Section 11.1
Environmental Claims                                                                        Section 11.1
Environmental Laws                                                                          Section 11.1
Environmental Liabilities                                                                   Section 11.1
Environmental Permits                                                                       Section 11.1
Equipment                                                                                   Section 11.1
ERISA                                                                                       Section 11.1
ERISA Affiliate                                                                             Section 11.1
Equity Documents                                                                            Section 11.1
Event of Default                                                                            Section 8.1
Excess Availability                                                                         Section 11.1
Excess Cash Flow                                                                            Section 11.1
Excess Interest                                                                             Section 2.2(C)
Existing Agent                                                                              Recitals
Existing Lenders                                                                            Recitals
Existing Loan Agreement                                                                     Recitals
Existing Obligations                                                                        Section 11.1
Federal Funds Effective Rate                                                                Section 11.1
Fiscal Year                                                                                 Section 11.1
Fixed Charge Coverage                                                                       Section 11.1
Fixed Charges                                                                               Section 11.1

Defined Term                                                                            Defined in Section
------------                                                                            ------------------
Fleet                                                                                       Preamble
Foreign Lender                                                                              Section 2.9(C)
Funding Date                                                                                Section 11.1
GAAP                                                                                        Section 11.1
GE Capital                                                                                  Preamble
Hazardous Material                                                                          Section 11.1
Holdings                                                                                    Section 11.1
Holdings' Accountants                                                                       Section 11.1
Indebtedness                                                                                Section 11.1
Indemnified Liabilities                                                                     Section 10.2
Indemnitees                                                                                 Section 10.2
Intellectual Property                                                                       Section 11.1
Index Rate                                                                                  Section 11.1
Index Rate Loans                                                                            Section 11.1
Interest Expense                                                                            Section 11.1
Interest Period                                                                             Section 11.1
Interest Rate                                                                               Section 2.2(A)
Interest Rate Agreement                                                                     Section 11.1
Interest Ratio                                                                              Section 9.8(A)(3)
Interest Settlement Date                                                                    Section 9.8(A)(4)
Inventory                                                                                   Section 11.1
Inventory Advance Rate Percentage                                                           Section 2.1(B)
Investor Subordinated Notes                                                                 Section 11.1
Investor Subordination Agreement                                                            Section 11.1
IRC                                                                                         Section 11.1
IRS                                                                                         Section 7.15
L/C Issuer                                                                                  Section 11.1
Lender(s)                                                                                   Recitals
Letter of Credit                                                                            Section 2.1(H)
Letter of Credit Obligations                                                                Section 11.1
Letter of Non-Exemption                                                                     Section 2.9(C)
Liabilities                                                                                 Section 11.1
LIBOR                                                                                       Section 11.1
LIBOR Loans                                                                                 Section 11.1
Lien                                                                                        Section 11.1
Loan or Loans                                                                               Section 11.1
Loan Documents                                                                              Section 11.1
Loan Party                                                                                  Section 11.1
Loan Year                                                                                   Section 11.1
London Banking Day                                                                          Section 11.1
Material Adverse Effect                                                                     Section 11.1
Master Documentary Agreement                                                                Section 11.1
Master Standby Agreement                                                                    Section 11.1
Maximum Rate                                                                                Section 2.1(C)

Defined Term                                                                            Defined in Section
------------                                                                            ------------------
Maximum Revolving Loan Amount                                                               Section 2.1(B)(1)
Moody's                                                                                     Section 11.1
Mortgage                                                                                    Section 11.1
Mortgage Policies                                                                           Section 5.6(A)
Mortgaged Property                                                                          Section 11.1
Notes                                                                                       Section 11.1
Notice of Borrowing                                                                         Section 11.1
Obligations                                                                                 Section 11.1
Obligor                                                                                     Preamble
Operating Cash Flow                                                                         Section 11.1
Orderly Liquidation Value                                                                   Section 2.1(B)
Papillon                                                                                    Section 11.1
Papillon Investment                                                                         Section 11.1
Permitted Acquisition                                                                       Section 7.6
Permitted Encumbrances                                                                      Section 11.1
Person                                                                                      Section 11.1
Pro Forma                                                                                   Section 11.1
Pro Forma EBITDA                                                                            Section 7.6
Pro Rata Share                                                                              Section 11.1
Projections                                                                                 Section 11.1
Quality                                                                                     Recitals
Real Estate                                                                                 Section 11.1
Register                                                                                    Section 9.5(E)
Related Fund                                                                                Section 9.5(D)
Related Transaction                                                                         Section 11.1
Related Transactions Documents                                                              Section 11.1
Release                                                                                     Section 11.1
Replacement Lender                                                                          Section 2.11
Requisite Lenders                                                                           Section 11.1
Reserves                                                                                    Section 11.1
Restricted Junior Payment                                                                   Section 11.1
Revolving Advance                                                                           Section 11.1
Revolving Loan                                                                              Section 11.1
Revolving Loan Commitment                                                                   Section 11.1
Revolving Note                                                                              Section 11.1
RFC                                                                                         Preamble
Seasonal Inventory Advance Rate Percentage                                                  Section 2.1(B)
Scheduled Installment                                                                       Section 2.1(A)
Senior Indebtedness                                                                         Section 11.1
Senior Subordinated Loan Documents                                                          Section 11.1
Senior Subordination Agreement                                                              Section 11.1
Subordinated Loan Documents                                                                 Section 11.1
Settlement Date                                                                             Section 9.8(A)(2)
Subsidiary                                                                                  Section 11.1

Defined Term                                                                            Defined in Section
------------                                                                            ------------------
Syndication Agent                                                                           Section 11.1
Target                                                                                      Section 7.6
Tax Liabilities                                                                             Section 2.9(A)
Term Loans                                                                                  Section 11.1
Term Loan A                                                                                 Section 11.1
Term Loan A Commitment                                                                      Section 11.1
Term Loan B                                                                                 Section 11.1
Term Loan B Commitment                                                                      Section 11.1
Term Notes                                                                                  Section 11.1
Termination Date                                                                            Section 2.6
Total Loan Commitment                                                                       Section 11.1
UCC                                                                                         Section 11.1
Unused Line Fee Margin                                                                      Section 11.1

             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

            This AGREEMENT is dated as of March 12, 2004 and entered into among BEACON SALES ACQUISITION, INC., a Delaware corporation ("Borrower"); each of Quality Roofing Supply Company, Inc., a Delaware corporation ("Quality"), Beacon Canada, Inc., a Delaware corporation ("Beacon Canada Holdings"), Best Distributing Co., a North Carolina corporation ("Best Distribution"), The Roof Center, Inc., a Delaware corporation ("RFC"), and West End Lumber Company, Inc., a Delaware corporation ("West End") (each individually a "Domestic Subsidiary Guarantor" and collectively "Domestic Subsidiary Guarantors" and, together with Borrower and each other domestic Subsidiary of Borrower which hereafter becomes a party to this Agreement with the consent of Agent, each individually an "Obligor" and collectively "Obligors"); the financial institution(s) listed on the signature pages hereof, and their respective successors and Eligible Assignees (each individually a "Lender" and collectively "Lenders"); GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself as a Lender, as the initial L/C Issuer and as Agent; and FLEET CAPITAL CORPORATION ("Fleet"), as Syndication Agent.

            WHEREAS, Obligors, Heller Financial, Inc., a Delaware corporation, as agent ("Existing Agent"), and the lenders signatory thereto (the "Existing Lenders"), are parties to that certain Amended and Restated Loan and Security Agreement dated as of June 8, 2001 (as heretofor amended, modified and supplemented, the "Existing Loan Agreement"); and

            WHEREAS, immediately prior to entering into this Agreement, Existing Agent assigned all of its, rights, duties and obligations as Agent under the Existing Loan Agreement and the other Loan Documents to Agent pursuant to that certain Agency Assignment Agreement of even date herewith between Existing Agent and Agent (the "Agency Assignment Agreement"); and

            WHEREAS, the parties hereto desire to restate and to further amend the provisions of the Existing Loan Agreement for the purposes of (i) restating the terms of the Existing Obligations and the security interests granted under the Existing Loan Agreement and (ii) providing funding for the repayment of certain indebtedness of Borrower and for working capital and other general corporate purposes;

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Obligors, Agent and Lenders agree as follows:

                                   SECTION 1.
                        DEFINITIONS AND ACCOUNTING TERMS

     1.1 CERTAIN DEFINED TERMS. The capitalized terms not otherwise defined in this Agreement and the accounting terms used in this Agreement shall have the meanings set forth in SECTION 11 of this Agreement:

                                   SECTION 2.
                              LOANS AND COLLATERAL

     2.1    LOANS.

            (A)   TERM LOANS

                  (1) TERM LOAN A. Each Lender, severally, agrees to lend to Borrower, on the Closing Date, its Pro Rata Share of the Term Loan A Commitment which is in the aggregate amount of $15,000,000. The Term Loan A shall be funded in one drawing. Amounts borrowed under this SUBSECTION 2.1(A)(1) and repaid may not be reborrowed. Borrower shall make principal payments in the amount of the applicable Scheduled Installment of the Term Loan A (or such lesser principal amount as shall then be outstanding) on the dates set forth below.

            "Scheduled Installment" of the Term Loan A means, for each date set forth below, the amount set forth opposite such date.

            DATE                               SCHEDULED INSTALLMENT
            ----                               ---------------------
            June 30, 2004                      $    250,000
            September 30, 2004                 $    250,000
            December 31, 2004                  $    250,000
            March 31, 2005                     $    250,000
            June 30, 2005                      $    250,000
            September 30, 2005                 $    250,000
            December 31, 2005                  $    250,000
            March 31, 2006                     $    250,000
            June 30, 2006                      $    250,000
            September 30, 2006                 $    250,000
            December 31, 2006                  $ 12,500,000

                  (2) TERM LOAN B. Each Lender, severally, agrees to lend to Borrower on the Closing Date its Pro Rata Share of the Term Loan B Commitment which is in the aggregate amount of $15,000,000. The Term Loan B shall be funded in one drawing. Amounts borrowed under this SUBSECTION 2.1(A)(2) and repaid may not be reborrowed. Borrower shall make principal payments in the amounts of the applicable Scheduled Installments of Term Loan B (or such lesser principal amount of Term Loan B as shall then be outstanding) on the dates set forth below.

            "Scheduled Installment" of Term Loan B means, for each date set forth below, the amount set forth opposite such date.

            DATE                               SCHEDULED INSTALLMENT
            ----                               ---------------------
            June 30, 2004                      $  1,250,000
            September 30, 2004                 $  1,250,000
            December 31, 2004                  $  1,250,000
            March 31, 2005                     $  1,250,000
            June 30, 2005                      $  1,250,000
            September 30, 2005                 $  1,250,000
            December 31, 2005                  $  1,250,000

            DATE                               SCHEDULED INSTALLMENT
            ----                               ---------------------
            March 31, 2006                     $  1,250,000
            June 30, 2006                      $  1,250,000
            September 30, 2006                 $  1,250,000
            December 31, 2006                  $  2,500,000

                  (3) The final installment shall in all events equal the entire remaining principal balance of Term Loan A and Term Loan B, respectively. Notwithstanding the foregoing, the outstanding principal balance of the Term Loans shall be due and payable in full on the Termination Date.

            (B) REVOLVING LOAN. Each Lender, severally, agrees to lend to Borrower from time to time its Pro Rata Share of each advance under the Revolving Loan Commitment. The aggregate amount of the Revolving Loan Commitment shall not exceed at any time $118,500,000. Amounts borrowed under this SUBSECTION 2.1(B) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to SUBSECTION
8.3 or (ii) the Termination Date. Except as otherwise provided herein, no Lender shall have any obligation to make a Revolving Advance to the extent such Revolving Advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

            "Maximum Revolving Loan Amount" means, as of any date of determination, the lesser of (a) the Revolving Loan Commitments of all Lenders LESS the balance of Letter of Credit Obligations and (b) the Consolidated Borrowing Base LESS the sum of (i) the balance of Letter of Credit Obligations, and (ii) the outstanding balance of the Canadian Facility Revolving Loans (converted from Canadian Dollars into an Equivalent Amount of U.S. Dollars).

            "Consolidating Borrowing Base" means, for any Obligor as of any date of determination, an amount equal to the sum of (a) up to 85% of such Obligor's Eligible Accounts LESS such Obligor's Dilution Reserve and less such Obligor's Credit Memoranda Reserve, plus (b) up to the Inventory Advance Rate Percentage (the Seasonal Inventory Advance Rate Percentage during the period from January 1 through March 31 of each year) of such Obligor's Eligible Inventory, and less, in each case, such other Reserves (excluding Credit Memoranda Reserves and Dilution Reserves included in the definition thereof) as Agent in its reasonable credit judgment may elect to establish with prior or contemporaneous written notice to Borrower.

            "Consolidated Borrowing Base" means, as of any date of determination, an amount equal to the sum of the aggregate Consolidating Borrowing Bases PLUS the Beacon Canada Consolidating Borrowing Base (converted from Canadian Dollars into an Equivalent Amount of U.S. Dollars).

            "Dilution Reserve" means, for any Obligor as of any date of determination, a reserve for the amount by which the total dilution of such Obligor's Accounts exceeds five percent (5%); with dilution referring to all actual and potential offsets to an Account of such Obligor, including, without limitation, customer payment and/or volume discounts, write-offs, credit memoranda, returns and allowances, and billing errors. The Dilution Reserve for each

Obligor shall be adjusted after each field examination audit of the Collateral conducted by Agent or any authorized representative designated by Agent.

            "Credit Memoranda Reserve" means, for any Obligor as of any date of determination, a reserve equal to the aggregate credits to account debtors provided under credit memoranda issued by such Obligor more than thirty (30) days after the creation of the Accounts giving rise to such credits. The Credit Memoranda Reserve for each Obligor as of the Closing Date shall be in the amount set forth for such Obligor on SCHEDULE 2.1 hereto and shall thereafter be adjusted after each field examination audit of the Collateral conducted by Agent or any duly authorized representative of Agent.

            "Inventory Advance Rate Percentage" means, initially, 64.5%, as such percentage may hereafter be adjusted in the manner set forth below; PROVIDED that the Inventory Advance Rate Percentage shall never exceed 64.5%.

            "Seasonal Inventory Advance Rate Percentage" means, initially, 69.5%, as such percentage may hereafter be adjusted in the manner set forth below; PROVIDED that the Seasonal Inventory Advance Rate Percentage shall never exceed 69.5%.

            With reasonable promptness following Agent's receipt of each Inventory appraisal obtained pursuant to PARAGRAPH I of the Reporting Rider (each such appraisal, an "Inventory Appraisal"), Agent shall determine the aggregate net orderly liquidation value of all Inventory of Obligors and Beacon Canada as of the date of such Inventory Appraisal, such determination to be made by Agent in good faith based upon the net orderly liquidation values set forth in such Inventory Appraisal (such aggregate net orderly liquidation value, the "Orderly Liquidation Value"). Effective five (5) Business Days following delivery by Agent to Borrower of written notice of such determination (and any resulting adjustments to the Inventory Advance Rate and the Seasonal Inventory Advance Rate):

                  (1) the Inventory Advance Rate shall be adjusted (if necessary) by Agent to a percentage equal to the lower of (x) 64.5% and (y) that percentage which, when multiplied by the aggregate Eligible Inventory of Obligors and Beacon Canada as of the date of such Inventory Appraisal (determined at the lower of cost, excluding intercompany charges or profits included in cost, on a weighted average basis, or market), results in an amount not exceeding 85% of the Orderly Liquidation Value of all Inventory of Obligors and Beacon Canada as of such date.

                  (2) the Seasonal Inventory Advance Rate shall be adjusted (if necessary) by Agent to a percentage equal to the lower of (x) 69.5% and (y) that percentage which, when multiplied by the aggregate Eligible Inventory of Obligors and Beacon Canada as of the date of such Inventory Appraisal (determined at the lower of cost, excluding intercompany charges or profits included in cost, on a weighted average basis, or market), results in an amount not exceeding 95% of the Orderly Liquidation Value of all Inventory of Obligors and Beacon Canada as of such date.

            All such adjustments to the Inventory Advance Rate and the Seasonal Inventory Advance Rate made by Agent hereunder shall be final and binding upon the Loan Parties and Lenders absent demonstrable error by Agent.

            (C)   [Intentionally Deleted].

            (D)   ELIGIBLE COLLATERAL.

            "Eligible Accounts" means, for any Obligor as at any date of determination, the aggregate of all Accounts of such Obligor that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, the Agent may determine that the following Accounts are not Eligible Accounts:

                  (1) Accounts which, at the date of issuance of the respective invoice therefor, were payable more than ninety (90) days after the date of issuance;

                  (2) Accounts which remain unpaid for more than the earlier of sixty (60) days after the due date specified in the original invoice or one hundred twenty (120) days after invoice date;

                  (3) Accounts which are otherwise eligible with respect to which the account debtor is owed a credit by any Loan Party, but only to the extent of such credit;

                  (4) Accounts due from an account debtor whose principal place of business is located outside the United States of America or Canada (excluding the Northwest Territories and the Territory of Nunavut) unless such Account is backed by a letter of credit, in form and substance acceptable to Agent and issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof, that is acceptable to Agent; PROVIDED that such letter of credit has been delivered to Agent as additional Collateral;

                  (5) Accounts due from an account debtor which Agent, in the exercise of its reasonable credit judgment, has notified Borrower does not have a satisfactory credit standing;

                  (6) Accounts in excess of $20,000 in the aggregate with respect to which the account debtor is the United States of America, any state or any municipality, or any department, agency or instrumentality thereof, unless the applicable Obligor has, with respect to such Accounts, complied with the Federal Assignment of Claims Act of 1940 as amended (31 U.S.C. Section 3727 et. seq.) or any applicable statute or municipal ordinance of similar purpose and effect;

                  (7) Accounts with respect to which the account debtor is an Affiliate of any Loan Party or a director, officer, agent, stockholder or employee of any Loan Party or any of its Affiliates;

                  (8) Accounts due from an account debtor if more than fifty percent (50%) of the aggregate amount of all Accounts of Obligors (together with all Beacon Canada

Accounts) due from such account debtor have at the time remained unpaid for more than the earlier of sixty (60) days after due date or one hundred twenty (120) days after the invoice date;

                  (9) Accounts with respect to which there is any unresolved dispute with the respective account debtor (but only to the extent of such dispute);

                  (10) Accounts evidenced by an "instrument" or "chattel paper" (as defined in the UCC) not in the possession of Agent, on behalf of itself and Lenders;

                  (11) Accounts with respect to which Agent, on behalf of itself and Lenders, does not have a valid, first priority and fully perfected security interest;

                  (12) Accounts subject to any Lien except those in favor of Agent, on behalf of itself and Lenders, and those in favor of Canadian Facility Agent, on behalf of itself and Canadian Facility Lenders;

                  (13) Accounts with respect to which the account debtor is the subject of any bankruptcy or other insolvency proceeding;

                  (14) Accounts due from an account debtor to the extent that such Accounts exceed in the aggregate an amount equal to ten percent (10%) of the aggregate of all Accounts of all Obligors (together with all Beacon Canada Accounts) at said date;

                  (15) Accounts with respect to which the account debtor's obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

                  (16) Accounts with respect to which the account debtor is located in New Jersey, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the applicable Loan Party has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

                  (17) Accounts with respect to which the account debtor is a creditor of any Loan Party; PROVIDED, HOWEVER, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by the Loan Parties to such Person; and

                  (18) that portion of Accounts which represents service charges, late fees or similar charges.

            "Eligible Inventory" means, for any Obligor as at any date of determination, the value (determined at the lower of cost, excluding intercompany charges or profits included in cost, on a weighted average cost basis, or market) of all Inventory owned by such Obligor and located in the United States of America that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, the Agent may determine that the following is not Eligible Inventory:

                  (1) work-in-process that is not readily marketable in its current form;

                  (2) finished goods which do not meet the specifications of the purchase order for such goods and which are not readily saleable in their current form by Obligors in the ordinary course of business;

                  (3) Inventory which Agent determines in the exercise of its reasonable credit judgment, is unacceptable for borrowing purposes due to age, quality, type, category and/or quantity, including without limitation (a) Inventory on hand for more than 12 months and (b) Inventory purchased or otherwise acquired more than 3 months prior to any date of determination which is in excess of a twelve-month supply;

                  (4) packaging, shipping materials or supplies consumed in the applicable Loan Party's business;

                  (5) Inventory with respect to which Agent, on behalf of itself and Lenders, does not have a valid, first priority and fully perfected security interest;

                  (6) Inventory with respect to which there exists any Lien in favor of any Person other than Agent, on behalf of itself and Lenders, and Canadian Facility Agent, on behalf of itself and Canadian Facility Lenders;

                  (7) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215 (a)(i) or any replacement statute;

                  (8) Inventory located at any location other than those identified pursuant to SUBSECTION 4.6;

                  (9) Inventory located at a vendor's location or with a consignee;

                  (10) Inventory located with a warehouseman, bailee, processor or similar third party, unless such Person has executed a waiver of interest satisfactory to Agent; and

                  (11) unless otherwise agreed by Agent, Inventory in any location for which Agent has not received an agreement, in form and substance acceptable to Agent, acknowledging Agent's rights and waiving its own interest in such Inventory from each lessor and sublessor and each mortgagee of such location.

            (E)   [Intentionally Deleted]

            (F) BORROWING MECHANICS. (1) LIBOR Loans made on any Funding Date shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $100,000 in excess of such amount. (2) On any day when Borrower desires a Revolving Advance under this

SUBSECTION 2.1, Borrower shall give Agent written or telephonic notice of the proposed borrowing by 1:00 p.m.. Chicago time on the Funding Date of an Index Rate Loan less than $10,000,000, written or telephonic notice by 1:00 p.m. Chicago time one (1) Business Day prior to the Funding Date of an Index Rate Loan equal to or greater than $10,000,000, and three (3) Business Days in advance of the Funding Date of a LIBOR Loan, which notice shall specify the proposed Funding Date (which shall be a Business Day), whether such Loans shall consist of Index Rate Loans or LIBOR Loans, and, for LIBOR Loans, the Interest Period applicable thereto. Any such telephonic notice shall be confirmed with a Notice of Borrowing on the same day as such request. Neither Agent nor Lender shall incur any liability to Borrower for acting upon any telephonic notice or a Notice of Borrowing Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this SUBSECTION 2.1(F). Neither Agent nor Lender will be required to make any advance pursuant to any telephonic or written notice or a Notice of Borrowing, unless all of the terms and conditions set forth in SECTION 3 and the Conditions Rider have been satisfied and Agent has also received the most recent Consolidating Borrowing Base Certificates and Consolidated Borrowing Base Certificate and all other documents required under
SECTION 5 and the Reporting Rider by 1:00 p.m. Chicago time on the date of such funding request. Each Advance shall be deposited by wire transfer in immediately available funds in such account as Borrower may from time to time designate to Agent in writing. The becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, Lender Letter of Credit reimbursement obligation, accrued interest, fees, compensation or any other amounts shall be deemed irrevocably to be an automatic request by Borrower for a Revolving Advance, which shall be an Index Rate Loan on the due date of, and in the amount required to pay (as set forth on Agent's books and records), such principal, Lender Letter of Credit reimbursement obligation, accrued interest fees, compensation or any other amounts.

            (G) NOTES. Borrower shall execute and deliver to each Lender with appropriate insertions (i) a Note to evidence the Revolving Loans, such Note to be in principal amount of such Lenders Pro Rata Share of the Revolving Loan Commitment and (ii) a Note to evidence each Term Loan, such Notes to be in the principal amount of such Lender's Pro Rata Share of each Term Loan. In the event of an assignment under SUBSECTION 9.5, Borrower shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the interest held by the assigning Lender and its Eligible Assignee.

            (H) LETTERS OF CREDIT. The Revolving Loan Commitments may, in addition to Revolving Advances, be utilized, upon the request of Borrower, for the issuance of Letters of Credit. Immediately upon the issuance by an L/C Issuer of a Letter of Credit, and without further action on the part of Agent or any of the Lenders, each Lender shall be deemed to have purchased from such L/C Issuer a participation in such Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. In no event shall any Letter of Credit be issued to the extent that the issuance of such Letter of Credit would cause the sum of the balance of the Letter of Credit Obligations (after giving effect to such issuance), plus the Revolving Loan to exceed the lesser of (x) the Consolidated Borrowing Base less the Canadian Facility Revolving Loans and (y) the Revolving Loan Commitments.

                  (1) MAXIMUM AMOUNT. The aggregate amount of Letter of Credit Obligations with respect to all Letters of Credit outstanding at any time shall not exceed $5,000,000.

                  (2) REIMBURSEMENT. Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse any L/C Issuer on demand in immediately available funds for any amounts paid by such L/C Issuer with respect to a Letter of Credit, including all reimbursement payments, fees, charges, costs and expenses paid by such L/C Issuer. Borrower hereby authorizes and directs Agent, at Agent's option, to debit Borrower's account (by increasing the outstanding principal balance of the Revolving Loan) in the amount of any payment made by an L/C Issuer with respect to any Letter of Credit. All amounts paid by an L/C Issuer with respect to any Letter of Credit that are not immediately repaid by Borrower with the proceeds of a Revolving Advance or otherwise shall bear interest at the interest rate applicable to Revolving Loans which are Index Rate Loans plus, at the election of Requisite Lenders, an additional two percent (2.00%) per annum. Each Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this SECTION 2.1(H)(2). In the event Agent elects not to debit Borrower's account and Borrower fails to reimburse the L/C Issuer in full on the date of any payment in respect of a Letter of Credit, Agent shall promptly notify each Lender of the amount of such unreimbursed payment and the accrued interest thereon and each Lender, on the next Business Day prior to 2:00 p.m. (Chicago time), shall deliver to Agent an amount equal to its Pro Rata Share thereof in same day funds. Each Lender hereby absolutely and unconditionally agrees to pay to the L/C Issuer upon demand by the L/C Issuer such Lender's Pro Rata Share of each payment made by the L/C Issuer in respect of a Letter of Credit and not immediately reimbursed by Borrower or satisfied through a debit of Borrower's account. Each Lender acknowledges and agrees that its obligations pursuant to this subsection in respect of Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including setoff, counterclaim, the occurrence and continuance of a Default or an Event of Default or any failure by Borrower to satisfy any of the conditions set forth in SECTION 3 and the Conditions Rider. If any Lender fails to make available to the L/C Issuer the amount of such Lender's Pro Rata Share of any payments made by the L/C Issuer in respect of a Letter of Credit as provided in this SECTION 2.1(H)(2), the L/C Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the Index Rate.

                  (3) REQUEST FOR LETTERS OF CREDIT. Borrower shall give Agent at least three (3) Business Days prior written notice specifying the date a Letter of Credit is requested to be issued, the amount and the name and address of the beneficiary and a description of the transactions proposed to be supported thereby. If Agent informs Borrower that the L/C Issuer cannot issue the requested Letter of Credit directly, Borrower may request that L/C Issuer arrange for the issuance of the requested Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to Agent, L/C Issuer and Borrower. The issuance of any Letter of Credit under this Agreement shall be subject to the conditions that the Letter of Credit (i) supports a transaction entered into in the ordinary course of business of Borrower and (ii) is in a form, is for an amount and contains such terms and conditions as are reasonably satisfactory to the L/C Issuer and, in the case of standby letters of credit, Agent. The initial notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit and the Master Standby Agreement or Master Documentary Agreement, as applicable, and an application for a letter of credit, if any, then required by the L/C Issuer completed in a manner satisfactory to such L/C Issuer. If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.

                  (4) EXPIRATION DATES OF LETTERS OF CREDIT. The expiration date of each Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance or (b) the thirtieth (30th) day prior to the date set forth in clause (a) of the definition of the term Termination Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one (1) year periods provided that the L/C Issuer has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the date set forth in clause (a) of the definition of the term Termination Date. The L/C Issuer may elect not to renew any such Letter of Credit and, upon direction by Agent or Requisite Lenders, shall not renew any such Letter of Credit at any time during the continuance of an Event of Default, provided that, in the case of a direction by Agent or Requisite Lenders, the L/C Issuer receives such directions prior to the date notice of non-renewal is required to be given by the L/C Issuer and the L/C Issuer has had a reasonable period of time to act on such notice.

                  (5) OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse the L/C Issuer, Agent and Lenders for payments made in respect of Letters of Credit shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement, including the following circumstances: (a) any lack of validity or enforceability of any Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any Letter of Credit or any Loan Document; (c) the existence of any claim, set-off, defense or other right which Borrower, any of its Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary of any Letter of Credit, Agent, any L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit; or
(f) any other act or omission to act or delay of any kind of any L/C Issuer, Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this SECTION 2.1(H)(5), constitute a legal or equitable discharge of Borrower's obligations hereunder.

                  (6) OBLIGATIONS OF L/C ISSUERS. Each L/C Issuer (other than GE Capital) hereby agrees that it will not issue a Letter of Credit hereunder until it has provided Agent with written notice specifying the amount and intended issuance date of such Letter of Credit and Agent has returned a written acknowledgment of such notice to L/C Issuer. Each L/C Issuer (other than GE Capital) further agrees to provide to Agent: (a) a copy of each Letter of Credit issued by such L/C Issuer promptly after its issuance; (b) a weekly report summarizing available amounts under Letters of Credit issued by such L/C Issuer, the dates and amounts of any draws under such Letters of Credit, the effective date of any increase or decrease in the face amount of any Letters of Credit during such week and the amount of any unreimbursed draws under such Letters of Credit; and (c) such additional information reasonably requested by Agent from time to time with respect to the Letters of Credit issued by such L/C Issuer. Without limiting the generality of the foregoing, it is expressly understood and agreed by Borrower that the absolute and unconditional obligation of Borrower to Agent and Lenders hereunder to reimburse payments made under a Letter of Credit will not be excused by the gross negligence or willful misconduct of the L/C Issuer. However, the foregoing shall not be construed to excuse an L/C Issuer from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, with Borrower hereby waiving all claims for any consequential damages to the extent permitted by applicable law) suffered by Borrower that are subject to indemnification under the Master Standby Agreement or the Master Documentary Agreement.

            (I)   AVAILABILITY OF A LENDER'S PRO RATA SHARE.

                  (1) LENDER'S AMOUNTS AVAILABLE ON A FUNDING DATE. Unless Agent receives written notice from a Lender on or prior to any Funding Date that such Lender will not make available to Agent as and when required such Lender's Pro Rata Share of any requested Loan or Advance, Agent may assume that each Lender will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount.

                  (2) LENDER'S FAILURE TO FUND. A Defaulting Lender shall pay interest to Agent at the Federal Funds Effective Rate on the Defaulted Amount from the Business Day following the applicable Funding Date of such Defaulted Amount until the date such Defaulted Amount is paid to Agent. A notice of Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is not paid when due to Agent, Agent, at its option, may notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay the unpaid amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loan made by the other Lenders on such Funding Date. The failure of any Lender to make available any portion of its Commitment on any Funding Date or to fund its participation in a Lender Letter of Credit shall not relieve any other Lender of any obligation hereunder to fund such Lender's Commitment on such Funding Date or to fund any such participation, but no Lender shall be responsible for the failure of any other Lender to honor its Commitment on any Funding Date or to fund any participation to be funded by any other Lender.

                  (3) PAYMENTS TO A DEFAULTING LENDER. Agent shall not be obligated to transfer to a Defaulting Lender any payment made by Borrower to Agent or any amount otherwise received by Agent for application to the Obligations nor shall a Defaulting Lender be entitled to the sharing of any interest, fees or payments hereunder.

                  (4) DEFAULTING LENDER'S RIGHT TO VOTE. For purposes of voting or consenting to matters with respect to (i) the Loan Documents or (ii) any other matter concerning the Loans, a Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitments and outstanding Loans and Advances shall be deemed to be zero.

     2.2    INTEREST.

            (A) RATE OF INTEREST. From the date the Loans are made and the date the other Obligations become due the Loans and the other Obligations shall bear interest at the applicable rates set forth below (collectively, the "Interest Rate"):

                  (1) The Revolving Loan and all other Obligations for which no other interest rate is specified shall bear interest as follows:

                          (a) If an Index Rate Loan, then at the sum of the
Index Rate PLUS three quarters of one percent (0.75%).

                          (b) If a LIBOR Loan, then at the sum of the LIBOR PLUS
two percent (2.00%).

                  (2)     Term Loan A shall bear interest as follows:

                          (a) If an Index Rate Loan, then at the sum of the
Index Rate PLUS three quarters of one percent (0.75%).

                          (b) If a LIBOR Loan then at the sum of the LIBOR PLUS
two percent (2.00%).

                  (3)     Term Loan B shall bear interest as follows:

                          (a) If an Index Rate Loan, then at the sum of the
Index Rate PLUS one and three quarters of one percent (1.75%).

                          (b) If a LIBOR Loan then at the sum of the LIBOR PLUS
three percent (3.00%).

            Subject to the provisions of SUBSECTION 2.1(F), Borrower shall designate to Agent whether a Loan shall be an Index Rate Loan or LIBOR Loan at the time a Notice of Borrowing is given pursuant to SUBSECTION 2.1(F). Such designation by Borrower may be changed from time to time pursuant to SUBSECTION 2.2(D). If on any day a Loan or a portion of any Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest or if LIBOR has been specified and no LIBOR quote is available, then for that day that Loan or portion thereof shall bear interest determined by reference to the Index Rate.

            After the occurrence and during the continuance of an Event of Default (i) the Loans and all other Obligations shall, at the election of Requisite Lenders, bear interest at a rate per annum equal to two percent (2%) plus the applicable Interest Rate (the "Default Rate"), (ii) each LIBOR Loan shall automatically convert to an Index Rate Loan at the end of any applicable Interest Period and (iii) no Loans may be made or continued as, or converted to, LIBOR Loans.

            No Loan may be made as or converted into a LIBOR Loan until the earlier of (i) 45 days after the Closing Date or (ii) completion of primary syndication as determined by Agent.

            (B) COMPUTATION AND PAYMENT OF INTEREST. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to an Index Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Index Rate Loan, shall be included; and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to an Index Rate Loan being converted to a LIBOR Loan, the date of conversion of such Index Rate Loan to such LIBOR Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Interest on Index Rate Loans and all other Obligations other than LIBOR Loans shall be payable to Agent for the benefit of Lenders monthly in arrears on the first day of each month, on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable to Agent for the benefit of Lenders on the last day of the applicable Interest Period for such Loan, on the date of any prepayment of the Loans, and at maturity, whether by acceleration or otherwise. In addition, for each LIBOR Loan having an Interest Period longer than three (3) months, interest accrued on such Loan shall also be payable on the last day of each three (3) month interval during such Interest Period.

            (C) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrower shall not be required to pay, and neither Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Agent or any Lender may have received hereunder shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any Loan Party shall have any action against Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

            (D) CONVERSION OR CONTINUATION. Subject to the other provisions of this Agreement, Borrower shall have the option to (1) convert at any time all or any part of outstanding Loans equal to $5,000,000 and integral multiples of $100,000 in excess of that amount from Index Rate Loans to LIBOR Loans or (2) upon the expiration of any Interest Period applicable to a LIBOR Loan, to (a) continue all or any portion of such LIBOR Loan equal to $5,000,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Loan or (b) convert all or any portion of such LIBOR Loan to an Index Rate Loan. The succeeding Interest Period(s) of such continued or converted Loan commence on the last day of the Interest Period of the Loan to be continued or converted; provided that no outstanding Loan may be continued as, or be converted into, a LIBOR Loan having an Interest Period of more than one month, when any Default has occurred and is continuing; PROVIDED FURTHER, that no outstanding Loan may be continued as, or be converted into, a LIBOR Loan, when any Event of Default has occurred and is continuing.

            Borrower shall deliver a Notice of Borrowing with respect to any such conversion/continuation to Agent no later than 12:00 noon (Chicago time) at least three (3) Business Days in advance of the proposed conversion/continuation date. The Notice of Borrowing with respect to such conversion/continuation shall certify: (1) the proposed conversion/continuation date (which shall be a Business Day); (2) the amount of the Loan to be converted/continued; (3) the nature of the proposed conversion/continuation; (4) in the case of conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period; and (5) that no Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation.

            In lieu of delivering a Notice of Borrowing with respect to any such conversion/continuation, Borrower may give Agent telephonic notice by the required time of any proposed conversion/continuation under this SUBSECTION 2.2(D); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing (in form and substance described herein) with respect to such conversion/continuation to Agent on or before the proposed conversion/continuation date.

            Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice or a Notice of Borrowing referred to above that Agent believes in good faith to have been given by an officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this SUBSECTION 2.2(D).

     2.3    FEES.

            (A) UNUSED LINE FEE. Borrower shall pay to Agent, for the benefit of Lenders, a fee in an amount equal to the Revolving Loan Commitment less the sum of (i) the average daily balance of each of the Revolving Loans plus, (ii) the average daily balance of the Letter of Credit Obligations during the preceding month, multiplied by (iii) the Unused Line Fee Margin per annum. Such fee to be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month following the Closing Date.

            (B) LETTER OF CREDIT FEES. Borrower shall pay to Agent a fee with respect to the Letters of Credit (i) for the benefit of all Lenders with a Revolving Loan Commitment (based on their respective Pro Rata Share) in the amount of the average daily balance of Letter of Credit Obligations outstanding during such month multiplied by 2.00% per annum. Such fee will be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and will be payable monthly in arrears on the first day of each month. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all customary fees and charges) and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

            (C)   [Intentionally Deleted]

            (D)   [Intentionally Deleted].

            (E) AUDIT FEES. Borrower agrees to pay all fees and expenses of the firm or individual(s) engaged by Agent to perform audits of Borrower's operations. Notwithstanding the foregoing, if Agent uses its internal auditors to perform any such audit, Borrower agrees to pay to Agent, for its own account, an audit fee with respect to each such audit equal to $750 per internal auditor per day or any portion thereof, together with all out of pocket expenses.

            (F) OTHER FEES AND EXPENSES. Borrower shall pay to Agent, for its own account, all charges for returned items and all other bank charges incurred by Agent, as well as Agent's standard wire transfer charges for each wire transfer made under this Agreement.

            (G) FEE LETTER. Borrower shall pay to GE Capital, individually, the fees specified in that certain letter agreement dated as of the Closing Date among Borrower, Beacon Canada, GE Capital and Canadian Facility Agent, in the amounts and at the times specified therein.

     2.4    PAYMENTS AND PREPAYMENTS.

            (A) MANNER AND TIME OF PAYMENT. In its sole discretion, Agent may elect to honor the automatic requests by Borrower for Revolving Advances for all principal, Letter of Credit reimbursement obligations, interest, fees, compensation and any other amounts due hereunder or under any of the other Loan Documents on their applicable due dates pursuant to SUBSECTION 2.1 (F), up to the Revolving Loan Commitment of all Revolving Loan Lenders, and the proceeds of each such Revolving Advance, if made, shall be applied as a direct payment of the relevant Obligation. To the extent such amounts exceed the Revolving Loan Commitment of all Revolving Loan Lenders, or if Agent elects to bill Borrower for any amount due hereunder or under any of the other Loan Documents, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made by Borrower with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Agent hereunder shall, unless otherwise directed by Agent, be made to Agent's Account or in accordance with SUBSECTION 4.25, in each case in immediately available funds. All payments remitted to Agent's Account in immediately available funds shall be credited to the Obligations on the Business Day received; PROVIDED, that, solely for the purpose of computing interest, payments received in accordance with this sentence for application to the Revolving Loan shall be applied to the Revolving Loan one (1) Business Day following Agent's receipt thereof in immediately available funds.

            (B)   MANDATORY PREPAYMENTS.

                  (1) OVERADVANCE. At any time that the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrower shall, immediately repay the Revolving Loan to the extent necessary to reduce the aggregate principal balance to an amount equal to or less than the Maximum Revolving Loan Amount.

                  (2) PREPAYMENTS FROM PROCEEDS OF ASSET DISPOSITIONS. Immediately upon receipt by Borrower or any of its Subsidiaries of any Net Proceeds (excluding Net Proceeds received by Beacon Canada to the extent required to reduce the outstanding principal balance of the Canadian Facility Credit Agreement) in excess of $100,000 in the aggregate during any Fiscal Year, Borrower shall prepay the Obligations in an amount equal to such proceeds. All such prepayments shall be applied to the Loans in accordance with SUBSECTION 2.5; PROVIDED, HOWEVER, if Borrower reasonably expects the Net Proceeds of any Asset Disposition to be reinvested within one hundred eighty (180) days to repair or replace such assets with like assets, Borrower shall deliver the proceeds to Agent to be applied to the Revolving Loan and Agent shall establish a reserve against available funds for borrowing purposes under the Revolving Loan for such amount, until such time as such proceeds have been re-borrowed or applied to other Obligations as set forth herein. If Borrower so elects to deliver such proceeds to Agent, Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, reborrow such proceeds only for such repair or replacement. If Borrower fails to reinvest such proceeds within one hundred eighty (180) days, Borrower hereby authorizes Agent and Lenders to make a Revolving Loan advance to repay the Loans in the manner set forth in SUBSECTION 2.5.

                  (3) PREPAYMENTS FROM EXCESS CASH FLOW. On May 15 of each Fiscal Year commencing on May 15, 2005, Borrower shall prepay the Obligations in an amount equal to 50% of Excess Cash Flow for the prior Fiscal Year (PROVIDED that such prepayment shall not exceed $2,500,000 with respect to any Fiscal
Year), calculated on the basis of the audited financial statements for such Fiscal Year delivered to Agent and Lenders pursuant to the Reporting Rider. All such prepayments from Excess Cash Flow shall be applied to the Loans in accordance with SUBSECTION 2.5. Concurrently with the making of any such payment, Borrower shall deliver to Agent and Lenders a certificate of Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

                  (4) PREPAYMENTS FROM ISSUANCE OF SECURITIES. Immediately upon the receipt by Holdings or any of its Subsidiaries of the proceeds of the issuance of equity securities other than (1) proceeds of the issuance of equity securities and Investor Subordinated Notes by Holdings received on or before the Closing Date and (2) proceeds from the issuance of equity securities and Investor Subordinated Notes by Holdings to members of the management of Holdings or any of its Subsidiaries, (3) proceeds of the issuance of equity securities to Borrower or any Subsidiary of Borrower, (4) proceeds from the issuance of equity securities and Investor Subordinated Notes by Holdings in connection with a Permitted Acquisition, and (5) proceeds from the issuance of equity securities by Holdings in an aggregate amount during the term of this Agreement not to exceed $2,000,000, and not otherwise described in the preceding clauses (1), (2) and (4), Borrower shall prepay the Loans in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith. All such prepayments shall be applied to the Loans in accordance with SUBSECTION 2.5.

            (C) VOLUNTARY PREPAYMENTS AND REPAYMENTS. Borrower may, at any time upon not less than three (3) Business Days prior notice to Agent, prepay the Term Loans or terminate the Revolving Loan Commitment; PROVIDED, HOWEVER, the Revolving Loan Commitment may not be terminated by Borrower until all Obligations are paid in full. Any prepayment of the Obligations permitted in this SUBSECTION 2.4(C) shall be subject to the payment of all fees set forth in SUBSECTION 2.3, and the payment of any amounts owing pursuant to SUBSECTION 2.13 resulting from such prepayment. In the event any Letters of Credit are outstanding at the time that Borrower prepays the Obligations and desires to terminate the Revolving Loan Commitment, Borrower shall cause L/C Issuer, Agent and each Lender to be released from all liability under any Letters of Credit or, at Agent's option, Borrower shall (1) deposit with Agent for the benefit of all Lenders with a Revolving Loan Commitment cash in an amount equal to one hundred and five percent (105%) of the aggregate balance of Letter of Credit Obligations to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and (2) prepay the fees payable under SUBSECTION 2.3(B) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrower. Notwithstanding the foregoing, any Lender holding any portion of Term Loan B may elect that prepayments of Term Loan B made in conjunction with a partial prepayment of the Loans be applied to Term Loan A in accordance with SUBSECTION
2.5 or as otherwise may be agreed by Requisite Lenders.

            (D) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

     2.5 APPLICATION OF PREPAYMENT PROCEEDS. With respect to the prepayments described in SUBSECTIONS 2.4(B)(2) and 2.4(B)(4), such prepayments shall first be applied in payment of Scheduled Installments of the Term Loan A in inverse order of maturity, and shall then be applied in payment of Scheduled Installments of Term Loan B in inverse order of maturity, and, at any time after the Term Loans shall have been repaid in full, such payments shall be applied to reduce the outstanding principal balance of the Revolving Loans but not as a permanent reduction of the Revolving Loan Commitment. With respect to the prepayments described in SUBSECTIONS 2.4(B)(3), such prepayments shall first be applied in payment of Scheduled Installments of the Term Loan B in inverse order of maturity, and shall then be applied in payment of Scheduled Installments of Term Loan A in inverse order of maturity, and, at any time after the Term Loans shall have been repaid in full, such payments shall be applied to reduce the outstanding principal balance of the Revolving Loans but not as a permanent reduction of the Revolving Loan Commitment. Considering each type of Loan being prepaid separately, any such prepayment shall be applied first to Index Rate Loans of the type required to be prepaid before application to LIBOR Loans of the type required to be prepaid, in each case in any manner which minimizes any resulting LIBOR breakage fees.

     2.6 TERM OF THIS AGREEMENT. This Agreement shall be effective until the earliest of (a) December 31, 2006, (b) the acceleration of all Obligations pursuant to SUBSECTION 8.3 and (c) the date of termination of Canadian Lenders' obligations to make the Canadian Facility

Revolving Loans or permit existing Canadian Facility Revolving Loans to remain outstanding (other than in connection with a sale of Beacon Canada (or all or substantially all of its assets) approved by Lenders in accordance with the terms of this Agreement) (the "Termination Date"). The Commitments shall terminate (unless earlier terminated pursuant to the terms hereunder) upon the Termination Date and all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations (other than contingent indemnity obligations to the extent no unsatisfied claim has been asserted) have been fully paid and satisfied, Agent, on behalf of itself and Lenders, shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Obligors' obligation to indemnify Agent and each Lender in accordance with the terms hereof shall continue.

     2.7 STATEMENTS. Agent shall render a monthly statement of account to Borrower within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated unless Borrower makes written objection thereto within thirty (30) days from the date such statement is mailed to Borrower. Agent shall record in its books and records, including computer records, (a) all Loans, interest charges and payments thereof, (b) all Letter of Credit Liability, (c) the charging and payment of all fees, costs and expenses and (d) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall constitute presumptive evidence, absent demonstrable error, of the accuracy of the information contained therein; PROVIDED, HOWEVER, that any failure by Agent to so record shall not limit or affect the Borrower's obligation to pay.

     2.8 GRANT OF SECURITY INTEREST. To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, each Obligor hereby grants to Agent, on behalf of Agent and Lenders, a continuing security interest, lien and mortgage in and to all right, title and interest of such Obligor in all of such Obligor's personal and real property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral") including, without limitation, (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation; (B) Inventory; (C) general intangibles (as defined in the UCC); (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Equipment; (H) Mortgaged Property;
(I) investment property (as defined in the UCC) including, without limitation, all securities (certificated and uncertificated) security accounts, security entitlements, commodity contracts and commodity accounts; (J) Intellectual Property; (K) commercial tort claims (including those specified on SCHEDULE 2.8); (L) letter of credit rights (as defined in the UCC) and supporting obligations (as defined in the UCC); (M) all deposit accounts of such Obligor maintained with any bank or financial institution; (N) all cash and other monies and property of such Obligor in the possession or under the control of Agent, any Lender or any participant; (O) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (P) proceeds and products of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

     2.9    YIELD PROTECTION.

            (A) CAPITAL ADEQUACY AND OTHER ADJUSTMENTS. In the event any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower shall, absent demonstrable error, be final, conclusive and binding for all purposes.

            (B) INCREASED LIBOR FUNDING COSTS. If, after the date hereof, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Borrower shall from time to time within fifteen (15) days after notice and demand from such affected Lenders (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such affected Lenders to Borrower and Agent shall, absent demonstrable error, be final, conclusive and binding for all purposes.

     2.10   TAXES.

            (A) NO DEDUCTIONS. Any and all payments or reimbursements made hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto referred to herein as "Tax Liabilities"; excluding, however, net income taxes, or franchise taxes imposed in lieu of net income taxes, to the extent imposed on the net income of any Lender or Agent by the jurisdiction under the laws of which Agent or such Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision). If Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

            (B) CHANGES IN TAX LAWS. In the event that, subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

                  (1) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

                  (2) does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Agent or such Lender of issuing any Lender Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay to Agent or such Lender, upon its notice and demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled (with any such Lender concurrently notifying Agent). A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall, absent demonstrable error, be final, conclusive and binding for all purposes.

            (C) FOREIGN LENDERS. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent
(i) a properly completed and executed Internal Revenue Service Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States of America certifying as to such Foreign Lender's entitlement to such exemption with respect to payments to be made to such Foreign Lender under this Agreement, (a "Certificate of Exemption"), or (ii) a letter from any such Foreign Lender stating that it is not entitled to any such exemption (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Agent; PROVIDED that no Person who would otherwise be a Foreign Lender shall become a Lender hereunder unless such Person is able to deliver a Certificate of Exception at the time it becomes a Lender.

            If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement and does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding; PROVIDED, HOWEVER, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

     2.11 REQUIRED TERMINATION AND PREPAYMENT. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Loans has become unlawful or impossible by compliance by such Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall promptly give notice (by telephone confirmed in writing) to Borrower and Agent of that determination. Subject to prior withdrawal of a Notice of Borrowing or prepayment of LIBOR Loans as contemplated by SUBSECTION 2.13, the obligation of such Lender to make or maintain its LIBOR Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this SUBSECTION
2.11 is made or, earlier when required by law, repay or prepay LIBOR Loans together with all interest accrued thereon or convert LIBOR Loans to Index Rate Loans.

     2.12 OPTIONAL PREPAYMENT/REPLACEMENT OF LENDERS. Within fifteen (15) days after receipt by Borrower of: (i) written notice and demand from any Lender for payment of additional costs as provided in SUBSECTION 2.9 or SUBSECTION 2.10, or
(ii) written notice of any Lender's inability to make LIBOR Loans as provided in SUBSECTION 2.11, (any such Lender demanding such payment or having such inability being referred to herein as an "Affected Lender"), Borrower may, at its option notify Agent and such Affected Lender of its intention to take one of the actions set forth herein in subparagraphs (A) or (B) below.

            (A) REPLACEMENT OF AN AFFECTED LENDER. Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for an Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrower obtains a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrower's intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender in accordance with the provisions of SUBSECTION 9.5; PROVIDED, HOWEVER, Borrower has (i) reimbursed such Affected Lender for any administrative fee payable by such Affected Lender to Agent pursuant to SUBSECTION 9.5 and, (ii) in any case where such replacement occurs as the result of a demand for payment of certain costs pursuant to SUBSECTION 2.9 or SUBSECTION 2.10, paid all increased costs for which such Affected Lender is entitled to under SUBSECTION 2.9 or SUBSECTION 2.10 through the date of such sale and assignment; or

            (B) PREPAYMENT OF AN AFFECTED LENDER. Borrower may prepay in full all outstanding Obligations owed to an Affected Lender and terminate such Affected Lender's

Commitments. Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender, including such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment, and terminate such Affected Lender's Commitments.

     2.13 COMPENSATION. Borrower shall promptly compensate Agent for the benefit of Lenders (Agent's calculation of such amounts shall, absent manifest error, be conclusive and binding upon all parties hereto), for any losses, expenses and liabilities including, without limitation, any loss (including interest paid) sustained by such Lender in connection with the re-employment of such funds: (i) if for any reason (other than a default by any Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request of borrowing by Borrower; (ii) if any prepayment of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise); (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of any other default by Borrower to repay its LIBOR Loans when required by the terms of this Agreement; provided that during the period while any such amounts have not been paid, Agent may, in its sole discretion, (a) in accordance with SUBSECTION 2.4(A) and upon contemporaneous notice to Borrower, elect to honor the automatic request by Borrower for a Revolving Advance for such amount pursuant to SUBSECTION 2.1(F) or (b) reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan.

     2.14 BOOKING OF LIBOR LOANS. Each Lender may make, carry or transfer LIBOR Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of such Lender.

     2.15 ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS. Calculation of all amounts payable to each Lender under SUBSECTION 2.13 shall be made as though each Lender had actually funded its relevant LIBOR Loan through the purchase of a LIBOR deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; PROVIDED, HOWEVER, each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under SUBSECTION 2.13.

                                   SECTION 3.
                               CONDITIONS TO LOANS

            The obligations of Agent and each Lender to make Loans and the obligation of L/C Issuer to issue Letters of Credit on the Closing Date and on each Funding Date are subject to satisfaction of all of the terms and conditions set forth in this Agreement and in the Conditions Rider attached hereto, and the accuracy of all the representations and warranties of Borrower and the other Loan Parties (as applicable) set forth herein and in the other Loan Documents.

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                                   SECTION 4.
           OBLIGORS' REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS

            To induce Agent and each Lender to enter into the Loan Documents, to make and to continue to make Loans and to issue or cause to be issued Letters of Credit, each Obligor represents, warrants and covenants to Agent and each Lender that the following statements are and (when deemed remade hereunder) will be true, correct and complete and, unless specifically limited, shall remain so for so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations:

     4.1    ORGANIZATION, POWERS, CAPITALIZATION.

            (A) ORGANIZATION AND POWERS. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all jurisdictions where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

            (B) CAPITALIZATION. As of the Closing Date, the authorized capital stock of each of the Loan Parties and its respective Subsidiaries is as set forth on SCHEDULE 4.1(B), including all preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party of any shares of capital stock or other securities of any such entity. All issued and outstanding shares of capital stock of each of Borrower and its Subsidiaries are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Borrower will promptly notify Lender of any change in the ownership or corporate structure of any Loan Party that would result in the occurrence of an Event of Default pursuant to paragraph (F) of
SECTION 8.1.

     4.2 AUTHORIZATION OF BORROWING, NO CONFLICT. Each of the Obligors has the organizational power and authority to incur the Obligations and to grant security interests in the Collateral. On the Closing Date, the execution, delivery and performance of the Loan Documents by each Loan Party signatory thereto will have been duly authorized by all necessary corporate and shareholder action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated by the Loan Documents by each Loan Party do not contravene any applicable law, the corporate charter or bylaws or other organizational documents of any Loan Party or any agreement or order by which any Loan Party or any Loan Party's property is bound. The Loan Documents are the legally valid and binding obligations of the applicable Loan Parties respectively, each enforceable against the Loan Parties, as applicable, in accordance with their respective terms.

     4.3 FINANCIAL CONDITION. All financial statements concerning the Loan Parties which have been or will hereafter be furnished to Agent or any Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein and, in the case of interim financial statements, except for the absence of footnotes and non-material year-end adjustments) and do or will present fairly in all material respects the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Pro Forma was prepared by Borrower based on the unaudited consolidated balance sheet of Holdings and its Subsidiaries dated February 28, 2004.

The Projections delivered by Borrower will be prepared in light of the past operations of the business of Holdings and its Subsidiaries, and such Projections will represent the good faith estimate of Borrower and its senior management concerning the reasonably expected course of the Loan Parties' business as of the date such Projections are delivered; it being recognized that the Projections (as they relate to future events) are not to be viewed as fact and that actual results during the period or periods covered by the Projections may differ by a material amount from the Projections.

Since September 30, 2003 there have been no events or changes in facts or circumstances affecting any Loan Party which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

     4.4 INDEBTEDNESS AND LIABILITIES. As of the Closing Date, neither Holdings nor any of its Subsidiaries has (a) any Indebtedness except as reflected on the Pro Forma; or (b) any Liabilities other than as reflected on the Pro Forma or as incurred in the ordinary course of business following the date of the Pro Forma. Borrower shall promptly deliver copies of all notices given or received by Holdings and any of its Subsidiaries with respect to noncompliance with any term or condition related to any Indebtedness in an amount exceeding $100,000, and shall promptly notify Agent of any potential or actual Event of Default with respect to any such Indebtedness.

     4.5 ACCOUNT WARRANTIES AND COVENANTS. Except as otherwise disclosed to Agent in writing, as to each Account (excluding Accounts in an aggregate amount not exceeding $100,000 at any time) that, at the time of its creation, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Account; the Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); the applicable Obligor is the lawful owner of the Account and has the right to assign the same to Agent, for the benefit of Agent and Lenders; the Account is free of all security interests, liens and encumbrances other than those in favor of Agent, on behalf of itself and Lenders, and the Account is due and payable in accordance with its terms. Each Obligor shall, at its own expense: (a) cause all invoices evidencing Accounts and all copies thereof to bear a notice that such invoices are payable to the lockboxes established in accordance with SUBSECTION 4.25 and (b) use its diligent efforts to assure prompt payment of all amounts due or to become due under the Accounts. No discounts, credits or allowances will be issued, granted or allowed by any Obligor to customers and no returns will be accepted without Agent's prior written consent; PROVIDED,

HOWEVER, until Agent notifies Borrower to the contrary, Obligors may presume consent. Borrower will immediately notify Agent in the event that a customer alleges any dispute or claim with respect to an Account or of any other circumstances known to any Obligor that may impair the validity or collectibility of an Account. Agent shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of an Event of Default and upon notice from Agent to Borrower, no Obligor shall, without the prior consent of Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon.

     4.6 NAMES AND LOCATIONS. SCHEDULE 4.6 sets forth as of the Closing Date all names, trade names, fictitious names and business names under which Borrower and each of its Subsidiaries currently conducts business or has at any time during the past five years conducted business and the name of any entity which Borrower or any of its Subsidiaries has acquired in whole or in part or from whom Borrower or any of its Subsidiaries has acquired a significant amount of assets within the past five years and sets forth the location of Borrower's and each of its Subsidiaries' principal place of business, the location of Borrower's and each of its Subsidiary's books and records, the location of all other offices of Borrower and each of its Subsidiaries and all Collateral locations, and such locations are Borrower's or each of its Subsidiary's sole locations for its business and the Collateral. Borrower and each of its Subsidiaries will give Agent at least thirty (30) days advance written notice of: (a) any change of name or of any new trade name or fictitious business name,
(b) change of principal place of business, (c) any change in the location of such Person's books and records or the Collateral, or (d) any new location for such Person's books and records or the Collateral. SCHEDULE 4.6 sets forth each Obligor's organizational identification number or states that one does not exist.

     4.7 TITLE TO PROPERTIES; LIENS. Borrower and each of its Subsidiaries has good, sufficient and legal title, to all of its respective material properties and assets, in each case, free and clear of all Liens except Permitted Encumbrances. Except for matters disclosed on SCHEDULE 2.8, no Obligor owns any commercial tort claims (as identified in the UCC) in excess of $250,000 individually.

     4.8 LITIGATION; ADVERSE FACTS. There are no judgments outstanding against any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of any Obligor after due inquiry, threatened against or affecting any Loan Party or any property of any Loan Party (including without limitation any tort claim in respect of asbestos products sold or distributed by any Loan Party) which could reasonably be expected to result in any Material Adverse Effect. Promptly upon any officer of any Obligor obtaining knowledge of (a) the institution of any material action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Agent or (b) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to enable Agent and its counsel to evaluate such matter.

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

     4.9 PAYMENT OF TAXES. All material tax returns and reports of each Loan Party required to be filed by any of them have been timely filed and are complete and accurate in all material respects. All taxes, assessments, fees and other governmental charges which are due and payable by each Loan Party have been paid when due; PROVIDED that no such tax need be paid if any Loan Party is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if such Loan Party has established appropriate reserves as shall be required in conformity with GAAP. As of the Closing Date, none of the income tax returns of any Loan Party are under audit and Borrower shall promptly notify Agent in the event that any Loan Party's tax returns become the subject of an audit . No tax liens have been filed against any Loan Party. The charges, accruals and reserves on the books of each Loan Party in respect of any taxes or other governmental charges are in accordance with GAAP. Each Obligor's federal tax identification number is as set forth on SCHEDULE 4.9 hereto.

     4.10 PERFORMANCE OF AGREEMENTS. None of the Loan Parties and none of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material contractual obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, in any such case which could reasonably be expected to have a Material Adverse Effect. Borrower shall promptly notify Agent of (a) the occurrence of any material default or breach under any material contractual obligation of any Loan Party, (b) the termination of any material contractual obligation of any Loan Party, in a manner adverse in any material respect to any Loan Party, or (c) the material amendment or modification of any material contractual obligation of any Loan Party, in a manner adverse in any material respect to any Loan Party.

     4.11 EMPLOYEE BENEFIT PLANS. Each Loan Party and each ERISA Affiliate is in compliance, and will continue to remain in compliance, in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by any Loan Party or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan.

     4.12 INTELLECTUAL PROPERTY. Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted, and, as of the Closing Date, all patents, trademarks and registered copyrights owned by any Loan Party and all licenses in respect of Intellectual Property to which any Loan Party is a party, are identified on SCHEDULE 4.12. All federally registered Intellectual Property owned by Borrower and each of its Subsidiaries is valid, subsisting and enforceable and all filings necessary to maintain the effectiveness of such registrations have been made, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     4.13 BROKER'S FEES. No broker's or finder's fee or commission will be payable with respect to any of the transactions contemplated hereby.

     4.14   ENVIRONMENTAL MATTERS.

            (A)   Except as set forth in SCHEDULE 4.14, as of the Closing Date:
(i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected to adversely impact the value or marketability of such Real Estate and that could not reasonably be expected to result in Environmental Liabilities of the Loan Parties in excess of $250,000 in the aggregate; (ii) no Loan Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate; (iii) the Loan Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to result in Environmental Liabilities of the Loan Parties in excess of $250,000 in the aggregate; (iv) the Loan Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected to result in Environmental Liabilities of the Loan Parties in excess of $250,000 in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Loan Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Loan Party which could reasonably be expected to be in excess of $250,000 in the aggregate, and no Loan Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $250,000 in the aggregate or injunctive relief against, or that alleges criminal misconduct by any Loan Party; (vii) no notice has been received by any Loan Party identifying any of them as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Loan Parties, there are no facts, circumstances or conditions that may result in any of the Loan Parties being identified as a "potentially responsible party" under CERCLA or analogous state statues; and (viii) the Loan Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any of the Loan Parties.

            (B) Each Obligor hereby acknowledges and agrees that (i) to its knowledge, Agent is not now, and has not ever been, in control of any of the Real Estate or affairs of such Loan Party, and (ii) Agent does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Loan Party's conduct with respect to the ownership, operation or management of any of their Real Estate or compliance with Environmental Laws or Environmental Permits.

     4.15   SOLVENCY. From and after the date of this Agreement, each Loan
Party: (a) owns assets the fair salable value of which on a going concern basis are greater than the total amount of its liabilities (including contingent liabilities); (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     4.16 DISCLOSURE. No representation or warranty of any Obligor or any other Loan Party contained in this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no material fact known to any Obligor that has had or could have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Agent or any Lender for use in connection with the transactions contemplated hereby.

     4.17 INSURANCE. Borrower and each of its Subsidiaries maintains adequate insurance policies for public liability, property damage, product liability, and business interruption with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent. Borrower shall cause Agent to be named as loss payee on all insurance policies relating to any Collateral and shall cause Agent to be named as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Agent and shall collaterally assign to Agent, for itself and on behalf of Lenders, as security for the payment of the Obligations all business interruption insurance of Borrowers and its Subsidiaries. No notice of cancellation has been received with respect to such policies and Borrower and each of its Subsidiaries is in compliance with all conditions contained in such policies. Borrower shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations as set forth in SUBSECTION 2.5. In the event Borrower fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may, but is not required to, purchase insurance at Borrower's expense to protect Agent's and the Lender's interests in the Collateral. This insurance may, but need not, protect Obligors' interests. The coverage purchased by Agent may not pay any claim made by any Obligor or any claim that is made against any Obligor in connection with the Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest thereon and other charges imposed on Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance, and such costs may be added to the Obligations. The costs of the insurance may be more than the cost of insurance any Obligor is able to obtain on its own.

     4.18 COMPLIANCE WITH LAWS. Neither Borrower nor any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any Environmental Law, which violation would subject Borrower or any of its Subsidiaries, or any of their respective officers to criminal liability or have a Material Adverse Effect and no such violation which could reasonably be expected to have a Material Adverse Effect has been alleged.

     4.19 BANK ACCOUNTS. SCHEDULE 4.19 sets forth the account numbers and locations of all bank accounts of Borrower and its Subsidiaries. Neither Borrower nor any of its Subsidiaries shall establish any new bank accounts, or amend or terminate any Blocked Account or lockbox agreement without Agent's prior written consent.

     4.20 EMPLOYEE MATTERS. Except as set forth on SCHEDULE 4.20, (a) no Loan Party nor any of such Loan Party's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Obligor after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on SCHEDULE 4.20, as of the Closing Date none of the Loan Parties is subject to an employment contract.

     4.21 GOVERNMENTAL REGULATION. None of the Loan Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

     4.22 ACCESS TO ACCOUNTANTS AND MANAGEMENT. Obligors authorize Agent and Lenders to discuss the financial condition and financial statements of the Loan Parties with Holdings' Accountants upon reasonable notice to Borrower of its intention to do so, and authorize Holdings' Accountants to respond to all of Agent's inquiries. Agent and each Lender may, with the consent of Agent, which will not be unreasonably denied, and upon prior notice (in the absence of an Event of Default), confer with the Loan Parties' management directly regarding the Loan Parties' business, operations and financial condition.

     4.23 INSPECTION. Obligors shall permit Agent and any authorized representatives designated by Agent to visit and inspect any of the properties of Borrower or any of its Subsidiaries, including their financial and accounting records, and, in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss their affairs, finances and business with their officers and Holdings' Accountants, upon prior notice (in the absence of an Event of Default) and at such reasonable times during normal business hours and as often as may be reasonably requested. Each Lender may with the consent of Agent, which will not be unreasonably denied, accompany Agent on any such visit or inspection (at such Lender's expense in the absence of a continuing Event of Default described in either of SUBSECTIONS 8.1(A) OR 8.1(C) (as a result of any breach of the Financial Covenants Rider)).

     4.24 COLLATERAL RECORDS. Each Obligor shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Agent's security interests in the Collateral, for the benefit of Agent and Lenders.

     4.25 COLLECTION OF ACCOUNTS AND PAYMENTS. As promptly as practicable and in any event within 60 days following the Closing Date, Obligors shall establish lockboxes and blocked

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accounts (collectively, "Blocked Accounts") in Obligors' names with such banks
("Collecting Banks") as are acceptable to Agent (subject to irrevocable instructions acceptable to Agent as hereinafter set forth) to which all account debtors shall directly remit all payments on Accounts of Obligors and in which Obligors will immediately deposit all payments made for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to Agent, that all payments made to the Blocked Accounts are the sole and exclusive property of Agent and Canadian Facility Agent, for their benefit and for the benefit of Lenders and Canadian Facility Lenders, and that the Collecting Banks have no right to setoff against the Blocked Accounts and that all such payments received will be promptly transferred to Agent's Account. Obligors hereby agree that all payments made to such Blocked Accounts or otherwise received by Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Agent and Canadian Facility Agent, for their benefit and for the benefit of Lenders and Canadian Facility Lenders. Obligors shall irrevocably instruct each Collecting Bank to promptly transfer all payments or deposits to the Blocked Accounts into Agent's Account. If any Obligor, or any if its Affiliates, employees, agents or other Person acting for or in concert with any Obligor, shall receive any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral, such Obligor or such Person shall hold such instrument or funds in trust for Agent, and, immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or to Agent at its address set forth in SUBSECTION 10.3 below.

            Borrower may amend any one or more of the Schedules referred to in this SECTION 4 (subject to prior notice to Agent, as applicable) and any representation, warranty, or covenant contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended; PROVIDED HOWEVER, that in no event shall the amendment of any such Schedule constitute a waiver by Agent and Lenders of any Default or Event of Default that exists notwithstanding the amendment of such Schedule.

                                   SECTION 5.
                    REPORTING AND OTHER AFFIRMATIVE COVENANTS

            Each Obligor covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations, Obligors shall perform, and shall cause the other Loan Parties to perform, all covenants in this SECTION 5.

     5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will deliver to Agent and each Lender (unless specified to be delivered solely to Agent) the financial statements and other reports contained in the Reporting Rider attached hereto.

     5.2 ENDORSEMENT. Each Obligor hereby constitutes and appoints Agent and all Persons designated by Agent for that purpose as such Obligor's true and lawful attorney-in-fact, with power to endorse such Obligor's name to any of the items of payment or proceeds described in SUBSECTION 4.25 above and all proceeds of Collateral that come into Agent's possession or under Agent's control. Both the appointment of Agent as each Obligor's attorney and Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete

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performance of all of the Obligations (other than contingent indemnity obligations to the extent no unsatisfied claim has been asserted).

     5.3 MAINTENANCE OF PROPERTIES. Obligors will maintain or cause to be maintained in good repair, working order and condition all material properties used in the businesses of Obligors and their Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof.

     5.4 COMPLIANCE WITH LAWS. Obligors will, and will cause their Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which Obligors or any of their Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

     5.5 FURTHER ASSURANCES. Obligors shall, and shall cause their Subsidiaries to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Agent such instruments, certificates of title, mortgages, deeds of trust, or other documents as Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents. Without limiting the foregoing, Obligors shall, and shall cause their Subsidiaries to, execute and file such financing and continuation statements, or amendments thereto, and such other instruments, documents or notices as Agent may request, in order to create, preserve and protect the security interests granted or purported to be granted hereby or pursuant to any other Loan Document.

     5.6    MORTGAGES; TITLE INSURANCE; SURVEYS.

            (A) TITLE INSURANCE. On the Closing Date (or within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property), Borrower shall, except as otherwise agreed by Agent, deliver or cause to be delivered to Agent ALTA lender's title insurance policies or date down endorsement to any existing title insurance policies issued by title insurers reasonably satisfactory to Agent (the "Mortgage Policies") in form and substance and in amounts reasonably satisfactory to Agent assuring Agent that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Property or Additional Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances. The Mortgage Policies shall be in form and substance reasonably satisfactory to Agent and shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics' liens and for any other matter that Agent may reasonably request. In the case of each leasehold constituting Mortgaged Property or Additional Mortgaged Property, as soon as practicable or in any event within sixty (60) days after the Closing Date, Agent shall have received such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may have been requested by Agent, which letters shall be in form and substance satisfactory to Agent.

            (B) ADDITIONAL MORTGAGED PROPERTY. Borrower shall as promptly as possible (and in any event within sixty (60) days after such designation) deliver to Agent a fully executed

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Mortgage, in form and substance satisfactory to Agent together with title insurance policies and surveys on any Additional Mortgaged Property designated by Agent.

            (C) SURVEYS. On or before the Closing Date (or within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property), Borrower shall, to the extent necessary to obtain the Mortgage Policies, deliver or cause to be delivered to Agent current surveys, certified by a licensed surveyor, for all real property that is the subject of the Mortgage Policies including Additional Mortgaged Property for which a Mortgage Policy is issued. All such surveys shall be sufficient to allow the issuer of the Mortgage Policy to issue an ALTA lender's policy.

     5.7 USE OF PROCEEDS AND MARGIN SECURITY. Borrower shall use the proceeds of all Loans for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrower or any of its Subsidiaries for the purpose of purchasing or carrying margin stock within the meaning of Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

     5.8 BAILEE. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any Obligor's agents or processors, such Obligor shall, upon the request of Agent, notify such warehouseman, bailee, agent or processor of the security interests in favor of Agent, for the benefit of Agent and Lenders, created hereby and shall instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions.

     5.9 THIRD PARTY INVENTORY. All inventory and products owned by Persons other than an Obligor and located on any premises owned, leased or controlled by any Obligor, shall be separately and conspicuously identified as such and shall be segregated from such Obligor's own Inventory located at such premises.

     5.10 ENVIRONMENTAL MATTERS. Each Obligor shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) notify Agent promptly after such Obligor or any Person within its control becomes aware of any violation of Environmental Laws or

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

Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in a Material Adverse Effect; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Obligor or any Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in a Material Adverse Effect. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Loan Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then Obligor and its Subsidiaries shall, upon Agent's written request
(i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports at Borrower's expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

     5.11 CURRENCY RATE AGREEMENT. If Agent shall determine in its reasonable credit judgment that Borrower and its Subsidiaries at any time hereafter have a material Canadian Dollar currency rate risk exposure relative to Borrower's Obligations hereunder, then, within sixty (60) days after a request by Agent to do so, Borrower shall enter into (and thereafter maintain) Currency Rate Agreements to hedge such currency rate exposure in a manner, and upon terms and conditions, reasonably satisfactory to Agent.

            "Currency Rate Agreement" means any currency rate swap agreement, currency forward purchase contract or similar agreement or arrangement designed to protect Borrower against fluctuations currency exchange rates entered into in accordance with this SUBSECTION 5.11.

                                   SECTION 6.
                               FINANCIAL COVENANTS

            Obligors covenant and agree that so long as any of the Commitments remain in effect and until indefeasible payment in full of all Obligations and termination of all Letters of Credit, Obligors shall comply with and shall cause the other Loan Parties to comply with all covenants contained in the Financial Covenants Rider.

                                   SECTION 7.
                               NEGATIVE COVENANTS

            Obligors covenant and agree that so long as any of the Commitments remain in effect and until indefeasible payment in full of all Obligations and termination of all Letters of Credit, Obligors shall not and will not permit any other Loan Party (except where indicated) to:

     7.1 INDEBTEDNESS AND LIABILITIES. Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except:

            (A)   the Obligations;

            (B) intercompany Indebtedness (i) outstanding on the Closing Date and (ii) made following the Closing Date to fund working capital requirements of such Subsidiaries in the ordinary course of business and to fund Permitted Acquisitions; PROVIDED, HOWEVER, that the aggregate outstanding principal amount of intercompany loans from Borrower to Beacon Canada Holdings and Beacon Canada shall not exceed an amount equal to the outstanding balance of such intercompany loan as of the Closing Date (after giving effect to the Related Transactions on the Closing Date) plus $3,000,000 at any time; PROVIDED, FURTHER, that upon the request of Agent at any time, such Indebtedness shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be delivered to Agent and shall be pledged to (i) Agent, for the benefit of Agent and Lenders, as security for the Obligations and (ii) Canadian Facility Agent, for the benefit of Canadian Facility Agent and Canadian Lenders, as security for the obligations under the Canadian Facility Loan Documents;

            (C) unsecured, subordinated Indebtedness of Borrower in the principal amount of $16,032,000 (plus deferred interest thereon in accordance with the terms of the Senior Subordinated Notes) pursuant to the Senior Subordinated Loan Documents;

            (D)   [Intentionally Omitted];

            (E)   unsecured, subordinated Indebtedness of Holdings pursuant to
(i) the Investor Subordinated Notes outstanding on the Closing Date in the aggregate principal amount of $12,165,881, (ii) Investor Subordinated Notes issued after the Closing Date to individuals who hereafter become employees of the Loan Parties and who purchase such Investor Subordinated Notes together with common stock of Holdings (which additional Investor Subordinated Notes shall be in the form of the Investor Subordinated Notes outstanding on the Closing Date) and (iii) Investor Subordinated Notes issued after the Closing Date in connection with Permitted Acquisitions (including Investor Subordinated Notes issued to stockholders of Holdings to provide funds for Permitted Acquisitions) (which additional Investor Subordinated Notes shall be in the form of the Investor Subordinated Notes outstanding on the Closing Date);

            (F) unsecured, subordinated Indebtedness of Holdings in the aggregate principal amount of $7,000,000 pursuant to the Best Seller Notes;

            (G)   [Intentionally Omitted];

            (H)   [Intentionally Omitted];

            (I)   [Intentionally Omitted];

            (J) Indebtedness of Beacon Canada pursuant to the Canadian Facility Loan Documents;

            (K) Indebtedness not to exceed $8,000,000 in the aggregate at any time outstanding secured by purchase money Liens on fixed assets or incurred with respect to Capital Leases;

            (L) unsecured, subordinated Indebtedness evidenced by the Stockholder Notes;

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

            (M) unsecured Indebtedness not to exceed $500,000 in the aggregate at any time outstanding which is subordinated to the Obligations in a manner satisfactory to Agent and Requisite Lenders;

            (N)   Indebtedness existing on the Closing Date and identified on
SCHEDULE 7.1; and

            (O) unsecured Indebtedness of Holdings incurred in connection with any Permitted Acquisition in an amount not to exceed ten percent (10%) of the purchase price for such Permitted Acquisition; provided, however, that any such Indebtedness shall (i) have a maturity date no earlier than ninety (90) days after the date set forth in CLAUSE (a) of the definition of "Termination Date",
(ii) shall be fully subordinated to the Obligations in a manner satisfactory to Agent and (iii) be otherwise issued pursuant to terms and conditions reasonably satisfactory to Agent.

            Obligors will not, and will not permit the other Loan Parties to, incur any Liabilities except for Indebtedness permitted herein and trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which any Obligors or any of the other Loan Parties is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that such Obligor or such other Loan Party has established adequate reserves therefor under GAAP.

     7.2 CONTINGENT OBLIGATIONS. Directly or indirectly create or become or be liable with respect to any Contingent Obligation (other than in respect of the Obligations) except:

            (A)   Letter of Credit Obligations;

            (B) those resulting from Currency Rate Agreements and Interest Rate Agreements entered into by Borrower with Agent's prior written approval, including the Interest Rate Agreement in effect on the Closing Date between Borrower and LaSalle Bank National Association;

            (C) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

            (D)   those existing on the Closing Date and described in SCHEDULE
7.2 annexed hereto;

            (E) those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

            (F) those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions or Permitted Acquisitions;

            (G) those incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $100,000 in aggregate liability;

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

            (H) those incurred with respect to Indebtedness permitted by CLAUSES (A), (C), (J), (K), (L) and (M) of SUBSECTION 7.1, and those with respect to the "put" obligations of Holdings under the Stock Purchase Warrants issued pursuant to the Senior Subordinated Loan Agreement and the "Prior Purchase Agreement" (as defined in the Senior Subordinated Loan Agreement), PROVIDED that any guaranty of Indebtedness that is subordinated to the Obligations shall be subordinated to the same extent that such Indebtedness is subordinated to the Obligations, and any guaranty of the above-referenced "put" obligations of Holdings shall be subordinated to the Obligations in accordance with the Senior Subordination Agreement; and

            (I) any other Contingent Obligation not expressly permitted by CLAUSES (A) through (H) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $250,000.

     7.3    TRANSFERS, LIENS AND RELATED MATTERS.

            (A) TRANSFERS. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or the assets of any Loan Party, except that Borrower and its Subsidiaries may
(i) sell inventory to customers in the ordinary course of business and dispose of obsolete equipment not used or useful in the business for fair value; and
(ii) make Asset Dispositions if all of the following conditions are met: (1) the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $500,000; (2) the consideration received is at least equal to the fair market value of such assets; (3) at least 75% of the consideration received is cash; (4) the net proceeds of such Asset Disposition are applied as required by SUBSECTION 2.4; (5) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, Obligors are in compliance on a pro forma basis with the covenants set forth in the Financial Covenants Rider recomputed for the most recently ended fiscal quarter for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (6) no Default or Event of Default shall then exist or result from such sale or other disposition.

            (B) LIENS. Except for Permitted Encumbrances, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or the assets of any Loan Party or any proceeds, income or profits therefrom.

            (C) NO NEGATIVE PLEDGES. Enter into or assume any agreement (other than the Loan Documents, the Canadian Facility Loan Documents and the Senior Subordinated Loan Documents) prohibiting the creation or assumption of any Lien upon the properties or assets of any Loan Party, whether now owned or hereafter acquired.

            (D) NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWER. Except as provided herein and in the Canadian Facility Loan Documents and the Senior Subordinated Loan Documents, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary of Borrower; (2) pay any indebtedness owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

     7.4 INVESTMENTS AND LOANS. Make or permit to exist investments in or loans to any other Person, except: (a) Cash Equivalents; (b) intercompany loans by Borrower to its Subsidiaries to the extent permitted under Section 7.1; (c) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $200,000 at any time; (d) promissory notes of employees issued to Holdings in consideration for shares of capital stock and Investor Subordinated Notes issued by Holdings to such employees in an aggregate outstanding amount not exceeding $500,000 at any time; and (e) Permitted Acquisitions consummated by Obligors.

     7.5 RESTRICTED JUNIOR PAYMENTS. Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that:

            (A) Borrower may make payments and distributions to Holdings that are used by Holdings to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business; PROVIDED that Borrower's aggregate contribution to taxes as a result of the filing of a consolidated or combined return by Holdings shall not be greater, nor the aggregate receipt of tax benefits less, than they would have been had Borrower and its Subsidiaries not filed a consolidated or combined return with Holdings;

            (B) Subsidiaries of Borrower may make Restricted Junior Payments to Borrower;

            (C) Borrower may, on the Closing Date, prepay a portion of the outstanding Indebtedness under the Senior Subordinated Loan Documents in an aggregate amount equal to $22,411,238.75 (consisting of principal in the aggregate amount of $15,968,000, capitalized interest in the aggregate amount of $5,533,199 and accrued interest in the aggregate amount of $910,039) and thereafter, make regularly scheduled cash interest payments (and may accrue deferred interest) pursuant to the terms of the Senior Subordinated Loan Documents as in effect on the date hereof, subject to the subordination provisions set forth in the Senior Subordination Agreement;

            (D)   [Intentionally Omitted];

            (E) Borrower may make distributions to Holdings to permit Holdings to make (and Holdings may make) scheduled payments of principal of, and accrued and unpaid interest on, the Best Seller Notes, in each case on an unaccelerated basis, provided all of the following conditions are satisfied:

                  (1) no Default or Event of Default shall have occurred and be continuing or would arise as a result of such distribution and payment; and

                  (2) after giving effect to such distribution and payment, Obligors shall be in compliance on a pro forma basis with all financial covenants set forth in the Financial Covenants Rider (excluding PARAGRAPH A thereof) recomputed for the twelve month period ending on the last day of the most recent fiscal quarter for which Agent has received the monthly financial statements required to be delivered pursuant to PARAGRAPH A to the Reporting Rider;

            (F) Borrower may make distributions to Holdings to permit Holdings to redeem (and Holdings may redeem) Investor Subordinated Notes and shares of its capital stock (or warrants or options to acquire any such shares) from employees of Borrower and its Subsidiaries upon the death or other termination of employment of such employees, or to permit Holdings to pay interest or principal in respect of any Stockholder Notes issued by Holdings to any such employee or their executors or administrators in payment of all or any portion of such redemption price, provided all of the following conditions are satisfied:

                  (1) no Default or Event of Default shall have occurred and be continuing or would arise as a result of such distribution or payment;

                  (2) after giving effect to such distribution and payment, Obligors shall be in compliance on a pro forma basis with all financial covenants set forth in the Financial Covenants Rider (excluding PARAGRAPH A thereof) recomputed for the twelve-month period ending on the last day of the most recent fiscal quarter for which Agent has received the monthly financial statements required to be delivered pursuant to paragraph (A) of the Reporting Rider;

                  (3) the aggregate amount of such distributions permitted in any fiscal year of the Borrower shall not exceed $500,000; and

                  (4) after giving effect to such distribution and payment and the making of any Revolving Loan to fund such distribution, Excess Availability is at least $7,500,000;

            (G)   [Intentionally Omitted];

            (H)   [Intentionally Omitted];

            (I) Borrower may make Restricted Junior Payments to Holdings in an amount sufficient to permit Holdings to pay (and Holdings may pay) regularly scheduled installments of accrued and unpaid interest on Investor Subordinated Notes issued to, and held by, individuals who are directors and employees of any Loan Party (excluding any partner, principal, director or employee of Code Hennessy & Simmons III, L.P., Code Hennessy & Simmons L.L.C., CHS Management III, L.P. or any holder of Senior Subordinated Notes) in an amount not to exceed forty-four percent (44%) of the accrued and unpaid interest on such Investor Subordinated Notes, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, and subject to the subordination provisions set forth in such Investor Subordinated Notes or the Investor Subordination Agreement (as applicable);

            (J)   [Intentionally Omitted];

            (K) The Loan Parties may pay to CHS the management fees set forth on SCHEDULE 7.8 to the extent permitted under SUBSECTION 7.8.

     7.6    RESTRICTION ON FUNDAMENTAL CHANGES.

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

            (A) Enter into any transaction of merger or consolidation; (B) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (C) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired; or (D) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other beneficial ownership of, any Person.

            Notwithstanding the foregoing, Borrower may acquire all or substantially all of the assets or equity securities of any Person (the "TARGET") (in each case, a "PERMITTED ACQUISITION") subject to the satisfaction of each of the following conditions:

                  (1) Agent shall receive at least 20 Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

                  (2) such Permitted Acquisition shall only involve assets located in the United States and comprising a business, or those assets of a business, of a similar type engaged in by Obligors as of the Closing Date, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Obligors prior to such Permitted Acquisition;

                  (3) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

                  (4) no additional Indebtedness, Contingent Obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Obligor and Target after giving effect to such Permitted Acquisition, except (A) Loans made hereunder, (B) Indebtedness under Investor Subordinated Notes issued to fund such Permitted Acquisition, (C) ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target to the extent no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and
(D) Indebtedness permitted under Section 7.1(O);

                  (5) the sum of all amounts payable in connection with any Permitted Acquisition (including all transaction costs and all Indebtedness, liabilities and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Obligors and Target) shall not exceed $10,000,000;

                  (6) the Target shall have positive EBITDA for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target's financial statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Permitted Acquisition, taking into account verifiable cost addbacks approved by Agent (such Target's "Pro Forma EBITDA");

                  (7) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

                  (8) at or prior to the closing of any Permitted Acquisition, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto or in the assets and equity securities of the Target, and Holdings and Obligor and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

                  (9) at the time of such Permitted Acquisition (after given effect to such Permitted Acquisition and all Loans funded in connection therewith), Excess Availability shall exceed $15,000,000;

                  (10) Within five (5) Business Days following delivery of the notice referred to in CLAUSE (1) above, Borrower shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

                  (a) a pro forma consolidated balance sheet, income statement and cash flow statement of Holdings and its Subsidiaries (the "ACQUISITION PRO FORMA"), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Holdings and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that average daily Excess Availability for the 30-day period preceding the consummation of such Permitted Acquisition would have exceeded $15,000,000 on a pro forma basis (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period) and the Acquisition Projections (as hereinafter defined) shall reflect that such Excess Availability of $15,000,000 shall continue for at least 30 days after the consummation of such Permitted Acquisition and on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and Borrower would have been in compliance with the financial covenants set forth in the Financial Covenants Rider recomputed for the twelve month period ending on the last day of the most recent fiscal quarter for which Agent has received the monthly financial statements required to be delivered pursuant to PARAGRAPH A of the Reporting Rider (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

                  (b) updated versions of the most recently delivered Projections covering the 1 year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the "ACQUISITION PROJECTIONS") and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Acquisition; and

                  (c) a certificate of the chief financial officer of Borrower on behalf of Borrower to the effect that: (w) the Parties will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Holdings and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Holdings and its Subsidiaries subsequent to the date thereof based upon the historical performance of Holdings and its Subsidiaries and the Target and show that Holdings and its Subsidiaries shall continue to be in compliance with the financial covenants set forth in the Financial Covenants Rider for the 1 year period thereafter; and (z) Holdings and its Subsidiaries have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

                  (11) on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, environmental assessments satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent, including any landlord waivers requested by Agent; and

                  (12) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

            Notwithstanding the foregoing, the Accounts and Inventory of Target shall not be included in Eligible Accounts and Eligible Inventory unless Agent shall have received the reports, listings and agings set forth in CLAUSE (G) of the Reporting Rider with respect to Target.

     7.7 CHANGES RELATING TO INDEBTEDNESS. Change or amend the terms of any of its Indebtedness permitted by CLAUSE (B) through (O) of SUBSECTION 7.1 if the effect of such amendment is an attempt to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Indebtedness; (c) change any event of default or add any covenant with respect to such Indebtedness; (d) change the payment provisions of such Indebtedness; (e) change the subordination provisions thereof; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Loan Party, Agent or any Lender.

     7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except (a) as set forth on
SCHEDULE 7.8, (b) for transactions in the ordinary course of and pursuant to the reasonable requirements of the business of any Loan Party and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to such Loan Party than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, (c) for payment of reasonable compensation to officers and employees for services actually rendered to such Loan Party and (d) for payment of outside directors' fees not to exceed $150,000 in the aggregate for any fiscal year of Borrower. Notwithstanding the foregoing, upon written notice to Borrower from Agent or Requisite Lenders, no payments may be made with respect to any items set forth on SCHEDULE 7.8 (other than reasonable out-of-pocket expenses of CHS which are reimbursable by Borrower, as set forth in the Management Agreement referred to in SCHEDULE 7.8) after the occurrence and during the continuation of an Event of Default or if an Event of

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Default would result therefrom, provided such items may continue to accrue following such notice and be payable once such Event of Default has been cured or waived or would not otherwise result from such payment.

     7.9 CONDUCT OF BUSINESS. From and after the Closing Date, engage in any business other than businesses of the type engaged in by such Loan Party on the Closing Date.

     7.10 TAX CONSOLIDATIONS. File or consent to the filing of any consolidated income tax return with any Person other than the Loan Parties; PROVIDED that the contribution of Borrower and its Subsidiaries with respect to taxes as a result of the filing of a consolidated return with Holdings shall not be greater, nor the receipt of tax benefits less, than they would have been had Borrower and its Subsidiaries not filed a consolidated return with Holdings.

     7.11 SUBSIDIARIES. Other than the Subsidiaries set forth on SCHEDULE 7.11, establish, create or acquire any new Subsidiaries other than in connection with a Permitted Acquisition.

     7.12 FISCAL YEAR; TAX DESIGNATION. Change its Fiscal Year; or, in the case of the Loan Parties other than Beacon Canada, elect to be designated as an entity other than a C corporation; or, in the case of Beacon Canada, elect to be designated as an entity other than an unlimited liability company.

     7.13 PRESS RELEASE; PUBLIC OFFERING MATERIALS. Issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any governmental authority relating to a public offering of the capital stock or other equity securities of any Loan Party, using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Loan Party is required to do so under law and then, in any event, such Loan Party will consult with GE Capital before issuing such press release or other public disclosure. Each Obligor consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to Borrower for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

     7.14 BANK ACCOUNTS. Establish any new bank accounts, or attempt to amend or terminate any Blocked Account or lockbox agreement without Agent's prior written consent.

     7.15 IRS FORM 8821. Revoke United States of America Internal Revenue Service ("IRS") Form 8821 designating Agent as Borrower's appointee to receive directly from the IRS, on an on-going basis, certain tax information, notices and other written communication or fail to take actions necessary to renew such Form 8821 prior to its expiration for all time periods prior to the Termination Date.

     7.16 HAZARDOUS MATERIALS. Cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by the Loan Parties under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected, in either case, to have a Material Adverse Effect.

     7.17 CIGNA IMPRESS ACCOUNT. Maintain more than $125,000 on deposit in the CIGNA Impress Account.

                                   SECTION 8.
                          DEFAULT, RIGHTS AND REMEDIES

     8.1 EVENT OF DEFAULT. "Event of Default" shall mean the occurrence or existence of any one or more of the following (for each subsection a different grace or cure period may be specified, if no grace or cure period is specified, such occurrence or existence constitutes an immediate Event of Default):

            (A) PAYMENT. (1) Failure to pay any installments or other payments of principal of any Loan when due, or to repay the Revolving Loan to reduce its balance to the Maximum Revolving Loan Amount or to reimburse Agent, L/C Issuer or any Lender for any payment made by Agent, L/C Issuer or such Lender under or in respect of any Lender Letter of Credit when due or (2) failure to pay, within five (5) days after the due date, any interest on any Loan or any other amount due (other than principal of any Loan) under this Agreement or any of the other Loan Documents; or

            (B) DEFAULT IN OTHER AGREEMENTS. (1) Failure of any Loan Party to pay when due any principal or interest on any Indebtedness (other than the Obligations) or (2) breach or default of any Loan Party with respect to any Indebtedness (other than the Obligations); if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $150,000 or having an aggregate principal amount in excess of $250,000 to become or be declared due prior to its stated maturity; or

            (C) BREACH OF CERTAIN PROVISIONS. (1) Failure of any Obligor to perform or comply with any term or condition contained in paragraphs (A) and (C) of the Reporting Rider, that portion of subsection 4.17 relating to Obligors' obligations to maintain insurance or subsection 5.1 or contained in Section 7 or the Financial Covenants Rider; or (2) failure of any Obligor to perform or comply with any term or condition contained in paragraphs (E), (F) and (L) of the Reporting Rider and such failure is not remedied or waived within five (5) Business Days (two (2) Business Days in the case of any term or condition contained in paragraph (F) of the Reporting Rider to be performed on a weekly basis) after the date such failure first occurs; or

            (D) BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

            (E) OTHER DEFAULTS UNDER LOAN DOCUMENTS. Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement other than those otherwise set forth in this SUBSECTION 8.1, or defaults in the performance of or compliance with any term contained in the other Loan Documents and such default is not remedied or waived within fifteen (15) days after notice from Agent, or, as required, Requisite Lenders, to Borrower of such default; or

            (F) CHANGE IN CONTROL. (1) CHS ceases to beneficially and of record own and control, directly or indirectly, free and clear of all Liens, at least fifty-one percent (51%) of the issued and outstanding shares of each class of capital stock or other equity securities of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the board of directors of Holdings; or (2) Holdings ceases to beneficially and of record own and control all of the issued and outstanding capital stock or other equity securities of Borrower free and clear of all Liens other than Liens in favor of Agent; or (3) Borrower ceases to beneficially own and control, directly or indirectly, free and clear of all Liens other than Liens in favor of Agent and Canadian Facility Agent, 100% of the issued and outstanding shares of each class of capital stock or other equity securities entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the boards of directors of any Loan Party other than Borrower and Holdings; or (4) any "Change of Control" as defined in the Senior Subordinated Loan Agreement shall occur; or

            (G) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) A court enters a decree or order for relief with respect to any Loan Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Loan Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a receiver, liquidator, sequestrator, trustee, custodian or other fiduciary having similar powers over any Loan Party, or over all or a substantial part of their respective property, is appointed; or

            (H) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) Any Loan Party, Borrower or any of its Subsidiaries commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Loan Party makes any assignment for the benefit of creditors; or (3) the board of directors of any Loan Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this SUBSECTION 8.1(H); or

            (I) LIENS. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

            (J) JUDGMENT AND ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $150,000 or (2) an amount in the aggregate at any time in excess of $250,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against any Loan Party or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, but in any event not later than five
(5) days prior to the date of any proposed sale thereunder; or

            (K) DISSOLUTION. Any order, judgment or decree is entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order remains undischarged or unstayed for a period in excess of fifteen (15) days, but in any event not later than five (5) days prior to the date of any proposed dissolution or split up; or

            (L) SOLVENCY. Any Loan Party ceases to be solvent (as represented by Obligors in SUBSECTION 4.15) or admits in writing its present or prospective inability to pay its debts as they become due; or

            (M) INJUNCTION. Any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for fifteen (15) days or more; or

            (N) INVALIDITY OF LOAN DOCUMENTS. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

            (O) FAILURE OF SECURITY. Agent, on behalf of itself and Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Agent or any Lender to take any action within its control; or

            (P) DAMAGE, STRIKE, CASUALTY. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

            (Q) LICENSES AND PERMITS. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

            (R) FORFEITURE. There is filed against any Loan Party of any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days; and (2) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral, or

            (S) DEFAULT UNDER CANADIAN FACILITY CREDIT AGREEMENT. Any Event of Default (as defined under the Canadian Facility Credit Agreement) shall occur under the Canadian Facility Credit Agreement.

     8.2 SUSPENSION OF COMMITMENTS. Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Agent may or upon demand by Requisite Lenders shall, without notice or demand, immediately cease making additional Loans and the Commitments shall be suspended; PROVIDED that, in the case of a Default, if the subject condition or event is waived or cured within any applicable grace or cure period, the Commitments shall be reinstated.

     8.3 ACCELERATION. Upon the occurrence of any Event of Default described in the foregoing SUBSECTIONS 8.1(G) OR 8.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Obligors, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon demand by Requisite Lenders shall, by written notice to Borrower, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitments shall thereupon terminate and (b) demand that Borrower immediately deposit with Agent an amount equal to one hundred five percent (105%) of the balance of Letter of Credit Obligations to enable Agent or L/C Issuer to make payments under the Letters of Credit when required and such amount shall become immediately due and payable.

     8.4 REMEDIES. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights or remedies available to Agent and Lenders at law or in equity, Agent may, and shall upon the request of Requisite Lenders, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also
(a) require Obligors to, and each Obligor hereby agrees that it will, at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties; (b) withdraw all cash in the Blocked Accounts and apply such monies in payment of the Obligations in the manner provided in SUBSECTION 8.7; and (c) without notice or demand or legal process, enter upon any premises of Borrower and take possession of the Collateral. Obligors agree that, to the extent notice of sale of the Collateral or any part thereof shall be required by law, at least ten (10) days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral (whether public or private), if permitted by law, Agent or any Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent or such Lender. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Obligors shall remain liable for any deficiency. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Obligors hereby specifically waive all rights of redemption, stay or appraisal which it has or may have under any

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law now existing or hereafter enacted. Agent shall not be required to proceed against any Collateral but may proceed against any Obligor directly.

     8.5 APPOINTMENT OF ATTORNEY-IN-FACT. Each Obligor hereby constitutes and appoints Agent as such Obligor's attorney-in-fact with full authority in the place and stead of such Obligor and in the name of such Obligor, Agent or otherwise, from time to time in Agent's discretion while an Event of Default is continuing to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:
(a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of or to preserve the value of any of the Collateral or otherwise to enforce the rights of Agent and Lenders with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Agent as each Obligor's attorney and Agent's rights and powers are coupled with an interest and are irrevocable until indefeasible payment in full and complete performance of all of the Obligations and termination of the Commitments.

     8.6 LIMITATION ON DUTY OF AGENT WITH RESPECT TO COLLATERAL. Beyond the safe custody thereof, Agent and each Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords its own property. Neither Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee, broker or other agent or bailee selected by any Obligor or selected by Agent in good faith.

     8.7 APPLICATION OF PROCEEDS. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Obligors irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of any Obligor, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and (b) in the absence of a specific determination by Agent with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: FIRST, to all fees, costs and expenses incurred by or owing to Agent and then any Lender with respect to this Agreement, the other Loan Documents or the Collateral; SECOND, to accrued and unpaid interest on the Obligations (including any interest which but for the

                                       47
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provisions of any bankruptcy or insolvency law would have accrued on such amounts); THIRD, to the principal amounts of the Obligations outstanding (other than Obligations owed to any Lender under an Interest Rate Agreement or Currency Rate Agreement); and FOURTH, to any other Obligations of Borrower owing to Agent or any Lender under the Loan Documents or any Interest Rate Agreement or Currency Rate Agreement. Any balance remaining shall be delivered to Obligors or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

     8.8 LICENSE OF INTELLECTUAL PROPERTY. Each Obligor hereby assigns, transfers and conveys to Agent, for the benefit of Agent and Lenders, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by such Obligor together with any goodwill associated therewith, all to the extent necessary to enable Agent to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge.

     8.9 WAIVERS; NON-EXCLUSIVE REMEDIES. No failure on the part of Agent or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and shall in no way limit any other remedies provided by law.

                                   SECTION 9.
                                      AGENT

     9.1    AGENT.

            (A) APPOINTMENT. Each Lender hereto and, upon obtaining an interest in any Loan, any participant, transferee or other assignee of any Lender irrevocably appoints, designates and authorizes GE Capital as Agent to take such actions or refrain from taking such action as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action so taken. The provisions of this SUBSECTION 9.1 are solely for the benefit of Agent and Lenders and no Obligor nor any other Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Obligor or any other Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees. For the purposes of holding any security granted by any Loan Party pursuant to the laws of the Province of Quebec, Agent shall be the holder of an irrevocable power of attorney for all present and future Lenders. By executing an Assignment and Acceptance Agreement, any future Lender shall be deemed to ratify the power of attorney granted to Agent hereunder. Lenders and each Loan Party agree that notwithstanding Section 32 of "the Act respecting the Special Powers of Legal Persons (Quebec)", Agent may, as the person holding the power of attorney of Lenders, acquire any debentures or other title of indebtedness secured by any hypothec granted by any Loan Party to Agent pursuant to the laws of the Province of Quebec.

            (B) NATURE OF DUTIES. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary, trust or agency relationship with or in respect of any Lender, any Obligor or any other Loan Party. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own appraisal of the credit worthiness of the Loan Parties, and shall have independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Loan Parties, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein), whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto

            (C) RIGHTS, EXCULPATION, ETC. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but neither Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and

                                       49
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shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders in the absence of an express requirement for a greater percentage of Lender approval hereunder for such action.

            (D) RELIANCE. Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith. Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, fax, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

            (E) INDEMNIFICATION. Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not promptly reimbursed by Borrower; PROVIDED, HOWEVER, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against, even if so directed by Lenders or Requisite Lenders, until such additional indemnity is furnished. The obligations of Lenders under this SUBSECTION 9.1(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

            (F) GE CAPITAL INDIVIDUALLY. With respect to its Commitments and the Loans made by it, GE Capital shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include GE Capital in its individual capacity as a Lender or one of the Requisite Lenders. GE Capital, either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Loan Party as if it were

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not acting as Agent pursuant hereto and without any duty to account therefor to
Lenders. GE Capital, either directly or through strategic affiliations, may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges that GE Capital has purchased certain equity interests in, and subordinated indebtedness of, Holdings and the potential conflict of interest of GE Capital as Agent and as a Lender and as a holder of an equity interest in, and subordinated indebtedness of, Holdings and consents thereto.

            (G)   SUCCESSOR AGENT.

                  (1) RESIGNATION. Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment as provided below.

                  (2) APPOINTMENT OF SUCCESSOR. Upon any such notice of resignation pursuant to clause (G)(1) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrower. If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

                  (3) SUCCESSOR AGENT. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this SECTION 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

            (H)   COLLATERAL MATTERS.

                  (1) RELEASE OF COLLATERAL. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Commitments and upon payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted); or (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry). In addition, with the consent of Requisite Lenders, Agent may release Liens granted to or held by Agent upon any Collateral having a book value of not greater than ten percent (10%) of the total book value of all Collateral, as determined by Agent, either in a single transaction or in a series of related transactions; PROVIDED, HOWEVER, in no event will Agent, acting under the authority granted to it pursuant to this sentence, release during any calendar year Liens granted to or held by Agent upon any Collateral having a total book value in excess of twenty percent (20%) of the total book value of all Collateral, as determined by Agent.

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                  (2)     CONFIRMATION OF AUTHORITY; EXECUTION OF RELEASES.
Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in SUBSECTION 9.1(H)(1) above), each Lender agrees to confirm in writing, upon request by Agent or Borrower, the authority to release any Collateral conferred upon Agent under clauses (i) and (ii) of SUBSECTION 9.1(H)(1). Upon receipt by Agent of confirmation from the requisite percentage of Lenders (as set forth in SUBSECTION 9.1(H)(1) above), if any, of Agent's authority to release any Liens upon any Collateral, and upon at least ten (10) Business Days prior written request by Borrower, Agent shall, and is hereby irrevocably authorized by Lenders to, execute such documents as may be necessary to evidence the release of the Liens granted to Agent, for the benefit of Agent and Lenders, upon such Collateral; PROVIDED, HOWEVER, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens granted to Agent on behalf of Agent and Lenders upon (or obligations of any Loan Party, in respect of) all interests retained by any Loan Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

                  (3) ABSENCE OF DUTY. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by any Obligor or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Agent and Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by this Agreement or the Loan Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; PROVIDED, HOWEVER, that Agent shall exercise the same care which it would in dealing with loans for its own account.

            (I) AGENCY FOR PERFECTION. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such assets to Agent or in accordance with Agent's instructions. The Agent may file such proofs of claim or documents as may be necessary or advisable in order to have the claims of the Agent and the Lenders (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agent and the Lenders, their respective agents, financial advisors and counsel), allowed in any judicial proceedings relative to any of the Loan Parties, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims. Any custodian in any judicial proceedings relative to any Loan Party is hereby

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authorized by each Lender to make payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent, its agents, financial advisors and counsel, and any other amounts due the Agent. Nothing contained in this Agreement or the other Loan Documents shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loans, or the rights of any holder thereof, or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding, except as specifically permitted herein.

            (J) EXERCISE OF REMEDIES. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

     9.2 NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or an Obligor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will notify each Lender of its receipt of any such notice.

     9.3 ACTION BY AGENT. Agent shall take such action with respect to any Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 8. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

     9.4    AMENDMENTS, WAIVERS AND CONSENTS.

            (A) PERCENTAGE OF LENDERS REQUIRED. Except as otherwise provided herein or in any of the other Loan Documents, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders (or, Agent, if expressly set forth herein or in any of the other Loan Documents) and the applicable Loan Party; PROVIDED HOWEVER, no amendment, modification, termination, waiver or consent shall be effective, unless in writing and signed by all Lenders (other than Defaulting Lenders) and all Canadian Facility Lenders (other than "Defaulting Lenders" as defined in the Canadian Facility Credit Agreement), to do any of the following: (i) increase any of the Commitments; (ii) reduce the principal of or the rate of interest on any Loan or reduce the fees payable with respect to any Loan or Letter of Credit; (iii) extend the Termination Date or the scheduled due date for all or any portion of principal of the Loans or any interest or fees due hereunder;
(iv) amend the definitions of the term "Requisite Lenders" or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (v) amend or waive this SUBSECTION 9.4 or the definitions of the terms used in this SUBSECTION 9.4 insofar as the definitions affect the substance of this SUBSECTION 9.4; (vi) increase the percentages contained in the definition of Consolidating Borrowing Base (or in the definition of Beacon

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Canada Consolidating Borrowing Base under the Canadian Facility Credit
Agreement) or amend the definitions of the terms "Consolidating Borrowing Base", "Consolidated Borrowing Base" and "Beacon Canada Consolidating Borrowing Base" or the definitions of the terms used therein insofar as the definitions effect the substance of such terms; (vii) amend PARAGRAPH A of the Financial Covenants Rider or the definitions of the terms used therein insofar as the definitions effect the substance of said PARAGRAPH A; (viii) release Collateral (except if the sale, disposition or release of such Collateral is permitted under SUBSECTION 7.3 or SUBSECTION 9.1 or under any other Loan Document); (ix) amend the definition of the term "Obligations" or the definitions of the terms used therein insofar as the definitions effect the substance of such term; or (x) consent to the assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; PROVIDED, FURTHER, that no amendment, modification, termination, waiver or consent affecting the rights or duties of Agent under this SECTION 9 or under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to the Lenders required to take such action. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 9 shall be binding upon each Lender or future Lender and, if signed by a Loan Party, on such Loan Party.

            (B) SPECIFIC PURPOSE OR INTENT. Each amendment, modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination, waiver or consent shall be required for Agent to take additional Collateral.

            (C) FAILURE TO GIVE CONSENT; REPLACEMENT OF NON-CONSENTING LENDER. In the event Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have denied the giving of such consent. If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement requiring the consent or approval of all Lenders under this SUBSECTION 9.4, the consent of Requisite Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained, then Borrower shall have the right, so long as all such non-consenting Lenders are either replaced or prepaid as described in clauses (A) or (B) below, to either (A) replace the non-consenting Lenders with one or more Replacement Lenders pursuant to SUBSECTION 2.12(A), as if such Lender were an Affected Lender thereunder, but only so long as each such Replacement Lender consents to the proposed amendment, modification, termination or waiver, or (B) prepay in full the Obligations of the non-consenting Lenders and terminate the non-consenting Lenders' Commitments pursuant to SUBSECTION 2.12(B), as if such Lender were an Affected Lender thereunder.

            Notwithstanding anything in this SUBSECTION 9.4, Agent and Obligors, without the consent of either Requisite Lenders or all Lenders, may execute amendments to this Agreement and the Loan Documents, which consist solely of the making of typographical corrections.

     9.5    ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

            (A) ASSIGNMENTS. Each Lender may assign its rights and delegate its obligations under this Agreement to an Eligible Assignee; PROVIDED, HOWEVER,
(1) such Lender (other than GE Capital) shall first obtain the written consent of Agent and Borrower, which

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consent in either case shall not be unreasonably withheld (provided that such consent of Borrower shall not be required at any time that an Event of Default exists), (2) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (a) $5,000,000 or (b) the entire amount of the Commitments and Loans of such assigning Lender and (3) the parties to such assignment shall execute and deliver to Agent for acceptance and recording a Assignment and Acceptance Agreement together with (i) a processing and recording fee of $3,500 payable by the assigning Lender to Agent and (ii) each of the Notes originally delivered to the assigning Lender. The administrative fee referred to in clause (3) of the preceding sentence shall not apply to an assignment of a security interest in all or any portion of a Lender's rights under this Agreement or the other Loan Documents, as described in PARAGRAPH (D)(1) below. Upon receipt of all of the foregoing, Agent shall notify Borrower of such assignment and Borrower shall comply with its obligations under the last sentence of SUBSECTION 2.1(G). In the case of an assignment authorized under this SUBSECTION 9.5, the assignee shall be considered to be a "Lender" hereunder and Obligors hereby acknowledge and agree that any assignment will give rise to a direct obligation of Obligors to the assignee. The assigning Lender shall be relieved of its obligations to make Loans hereunder with respect to the assigned portion of its Commitment.

            (B) PARTICIPATIONS. Each Lender may sell participations in all or any part of any Loans or Commitments made by it to another Person; PROVIDED, HOWEVER, such Lender shall first obtain the prior written consent of Agent, which consent shall not be unreasonably withheld, and any such participation shall be in a minimum amount of $5,000,000. All amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (1) any reduction in the principal amount or an interest rate on any Loan in which such holder participates; (2) any extension of the Termination Date or the date fixed for any payment of interest or principal payable with respect to any Loan in which such holder participates; and (3) any release of substantially all of the Collateral. Borrower hereby acknowledges and agrees that the participant under each participation shall for purposes of SUBSECTIONS 2.9, 2.10, 2.11, 9.6 and 10.2 be considered to be a "Lender"; PROVIDED, that no such participant shall be entitled to receive any greater amount pursuant to such subsections from the participating Lender would have been entitled to receive in respect of the portion of such Loan or Commitment in which such participation was sold.

            (C) NO RELIEF OF OBLIGATIONS; COOPERATION; ABILITY TO MAKE LIBOR LOANS. Except as otherwise provided in SUBSECTION 9.5(A) no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning the Loan Parties in the possession of that Lender from time to time to Eligible Assignees and participants (including prospective assignees and participants), subject to the provisions of SUBSECTION 10.18. Each Obligor agrees that it will use its diligent efforts to assist and cooperate with Agent and any Lender in any manner reasonably requested by Agent or such Lender to effect the sale of a participation or an assignment described above, including without limitation assistance in the preparation of appropriate disclosure documents or placement memoranda. Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite

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Lenders shall remain capable of making LIBOR Loans, no Person shall become a
Lender hereunder unless such Person shall also be capable of making LIBOR Loans.

            (D) SECURITY INTERESTS; ASSIGNMENT TO AFFILIATES. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time following written notice to Agent (1) pledge the Obligations held by it or create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents in favor of any Person; PROVIDED, HOWEVER
(a) no such pledge or grant of security interest to any Person shall release such Lender from its obligations hereunder or under any other Loan Document and
(b) the acquisition of title to such Lender's Obligations pursuant to any foreclosure or other exercise of remedies by such Person shall be subject to the provisions of this Agreement and the other Loan Documents in all respects including, without limitation, any consent required by SUBSECTION 9.5; and (2) subject to complying with the provisions of SUBSECTION 9.5 (A), assign all or any portion of its funded loans to an Eligible Assignee which is a Subsidiary of such Lender or its parent company, to one or more other Lenders, or to a Related Fund. For purposes of this paragraph, a "Related Fund" shall mean, with respect to any Lender, a fund or other investment vehicle that invests in commercial loans and is managed by such Lender or by the same investment advisor that manages such Lender or by an Affiliate of such investment advisor.

            (E) RECORDING OF ASSIGNMENTS. Agent shall maintain at its office in Chicago, Illinois a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the commitments of, and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be presumptive evidence of the amounts due and owing to Lender in the absence of manifest error. Each Obligor, Agent and each Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice.

     9.6 SET OFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Obligors at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender at any of its offices for the account of any Obligor or any of its Subsidiaries (regardless of whether such balances are then due to such Obligor or its Subsidiaries), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of any Obligor or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising its right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares. Obligors agree, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to Agent for the benefit of Agent and of all Lenders in accordance with their Pro Rata Shares.

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     9.7    DISBURSEMENT OF FUNDS. Agent may, on behalf of Lenders, disburse funds to Borrower for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan or Advance before Agent disburses same to Borrower. If Agent elects to require that each Lender make funds available to Agent prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone, telex, fax or telecopy of the amount of such Lender's Pro Rata Share of the Loan requested by Borrower no later than 1:00 p.m. Chicago time on the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account on such Funding Date.

     9.8    SETTLEMENTS, PAYMENTS AND INFORMATION.

            (A)   REVOLVING ADVANCES AND PAYMENTS; FEE PAYMENTS.

                  (1) FLUCTUATION OF REVOLVING LOAN BALANCE. The Revolving Loan balance may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in SECTION 2 and SUBSECTION 9.7, Revolving Advances and repayments will be settled according to the procedures described in this SUBSECTION 9.8. Notwithstanding these procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

                  (2) SETTLEMENT DATES. Once each week for the Revolving Loan or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone, fax or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan. In the event payments are necessary to adjust the amount of such Lender's required Pro Rata Share of the Revolving Loan balance to such Lender's actual Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Chicago time on the Business Day following the Settlement Date.

                  (3) SETTLEMENT DEFINITIONS. For purposes of this SUBSECTION 9.8(A), the following terms and conditions will have the meanings indicated:

                          (a) "Daily Loan Balance" means an amount calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a Lender on a Loan from the Closing Date through and including such calendar day, from (ii) the cumulative principal amount on a Loan advanced by such Lender to Agent on that Loan from the Closing Date through and including such calendar day.

                          (b) "Daily Interest Rate" means an amount calculated by dividing the interest rate payable to a Lender on a Loan (as set forth in SUBSECTION 2.2) as of each calendar day by three hundred sixty (360).

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                          (c) "Daily Interest Amount" means an amount calculated
     by multiplying the Daily Loan Balance of a Loan by the associated Daily Interest Rate on that Loan.

                          (d) "Interest Ratio" means a number calculated by dividing the total amount of the interest on a Loan received by Agent with respect to the immediately preceding month by the total amount of interest on that Loan due from Borrower during the immediately preceding month.

                  (4) SETTLEMENT PAYMENTS. On the first Business Day of each month ("Interest Settlement Date"), Agent will advise each Lender by telephone, fax or telecopy of the amount of such Lender's share of interest and fees on each of the Loans as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement or the applicable Assignment and Acceptance Agreement, as amended by such Lender from time to time after the date hereof or in the applicable Assignment and Acceptance Agreement) not later than 3:00 p.m. Chicago time on the next Business Day following the Interest Settlement Date, such Lender's share of interest and fees on each of the Loans. Such Lender's share of interest on each Loan will be calculated for that Loan by adding together the Daily Interest Amounts for each calendar day of the prior month for that Loan and multiplying the total thereof by the Interest Ratio for that Loan. Such Lender's share of the Unused Line Fee described in SUBSECTION 2.3(A) shall be an amount equal to (a)(i) such Lender's average Revolving Loan Commitment during such month, LESS (ii) the sum of (x) such Lender's average Daily Loan Balance of the Revolving Loans, PLUS (y) such Lender's Pro Rata Share of the average daily aggregate balance of Letter of Credit Obligations, in each case for the preceding month, MULTIPLIED by (b) the percentage required by SUBSECTION 2.3(A). Such Lender's share of all other fees paid to Agent for the benefit of Lenders hereunder shall be paid and calculated based on such Lender's Commitment with respect to the Loans on which such fees are associated. To the extent Agent does not receive the total amount of any fee owing by Borrower under this Agreement, each amount payable by Agent to a Lender under this SUBSECTION 9.8(A)(4) with respect to such fee shall be reduced on a pro rata basis. Any funds disbursed or received by Agent pursuant to this Agreement, including, without limitation, under SUBSECTIONS 9.7, 9.8(A)(1), and 9.9, prior to the Settlement Date for such disbursement or payment shall be deemed advances or remittances by GE Capital, in its capacity as a Lender, for purposes of calculating interest and fees pursuant to this SUBSECTION 9.8(A)(4).

            (B) TERM LOAN PRINCIPAL PAYMENTS. Provided that such Lender has made all payments required to be made by it under this Agreement, payments of principal of the Term Loans will be settled on the date of receipt if received by Agent on the last Business Day of a month and on the Business Day immediately following the date of receipt if received on any day other than the last Business Day of a month.

            (C)   RETURN OF PAYMENTS.

                  (1) RECOVERY AFTER NON-RECEIPT OF EXPECTED PAYMENT. If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment

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has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by Agent to such Lender to but excluding the date of repayment to Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

                  (2) RECOVERY OF RETURNED PAYMENT. If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Obligor or paid to any other Person pursuant to any requirement of law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Obligor or such other Person, without set-off, counterclaim or deduction of any kind.

     9.9 DISCRETIONARY ADVANCES. Notwithstanding anything contained herein to the contrary, Agent may, in its sole discretion make Revolving Advances in an aggregate amount of not more than $5,000,000 in excess of the limitations set forth in the Consolidated Borrowing Base for the purpose of preserving or protecting the Collateral or the value thereof or for incurring any costs associated with collection or enforcing rights or remedies against the Collateral, or incurred in any action to enforce this Agreement or any other Loan Document (such Revolving Advances, "Discretionary Advances"); PROVIDED, that Agent shall not make additional Discretionary Advances at any time when the Revolving Loan has exceeded the limitations set forth in the Consolidated Borrowing Base for more than sixty (60) consecutive days.

                                   SECTION 10.
                                  MISCELLANEOUS

     10.1 EXPENSES AND ATTORNEYS' FEES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all reasonable fees, costs and expenses incurred in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses incurred by Agent (including attorneys' fees and expenses, the allocated costs of Agent's internal legal staff and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses incurred by Agent (including attorneys' fees and expenses, the allocated costs of Agent's internal legal staff and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the review, negotiation, preparation, documentation, execution, syndication and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements, including reasonable documentation charges assessed by Agent for amendments, waivers, consents and any other documentation prepared by Agent's internal legal staff; (c) fees, costs and expenses

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(including attorneys' fees and allocated costs of internal legal staff) incurred by Agent or any Lender in creating, perfecting and maintaining perfection of Liens in favor of Agent, on behalf of Agent and Lenders; (d) fees, costs and expenses incurred by Agent in connection with forwarding to Borrower the proceeds of Loans including Agent's or any Lenders' standard wire transfer fee;
(e) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Agent or any Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (f) fees, costs, expenses (including attorneys' fees and allocated costs of internal legal staff) of Agent or any Lender and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrower or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

     10.2 INDEMNITY. In addition to the payment of expenses pursuant to SUBSECTION 10.1, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Agent, each Lender, each L/C Issuer and the officers, directors, employees, agents, consultants, auditors, persons engaged by Agent any Lender, to evaluate or monitor the Collateral, affiliates and attorneys of Agent, Lenders, L/C Issuers and such holders (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Agent or any Lender, Agent's and each Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); PROVIDED that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a final non-appealable judgment by a court of competent jurisdiction.

     10.3 NOTICES. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, faxed, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax or telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Chicago time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

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            If to any Obligor:             Beacon Sales Acquisition, Inc.
                                           50 Webster
                                           Somerville, Massachusetts  02143
                                           Attn:  Robert Buck/David Grace
                                           Fax/Telecopy No.:  (617) 629-2939

            With a copy to:                Code Hennessy & Simmons III, L.P.
                                           10 South Wacker Drive, Suite 3175
                                           Chicago, Illinois  60606
                                           Attn:  Peter M. Gotsch
                                           Fax/Telecopy No.:  (312) 876-3854

            If to Agent or to GE Capital:  GENERAL ELECTRIC CORPORATION
                                           500 West Monroe Street
                                           Chicago, Illinois  60661
                                           ATTN:  Scott Garlinghouse
                                           Fax:  (312) 441-7920

            With a copy to:                GENERAL ELECTRIC CAPITAL CORPORATION
                                           201 High Ridge Road
                                           Stamford, Connecticut  06927-5100
                                           ATTN:  Corporate Counsel -
                                           Global Sponsor Finance
                                           Fax:  (203) 316-7899

                                           and

                                           GENERAL ELECTRIC CAPITAL CORPORATION
                                           500 West Monroe Street
                                           Chicago, Illinois 60661
                                           ATTN:  Corporate Counsel -
                                           Global Sponsor Finance
                                           Fax:  (312) 441-6876

            If to any Lender:              Its address indicated on the
                                           signature page hereto, in an
                                           Assignment and Acceptance Agreement
                                           or in a notice to Agent and Borrower
                                           or to such other address as the party
                                           addressed shall have previously
                                           designated by written notice to the
                                           serving party, given in accordance
                                           with this SUBSECTION 10.3.

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

     10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Obligors and Lender set forth in SUBSECTIONS 10.1, 10.2, 10.6, 10.11, 10.14, and 10.15 and in SECTION 12 (Borrower's agreement to pay fees, Borrower's agreement to indemnify Lender, the reinstatement of Obligations, the parties' agreement as to choice of law and jurisdiction, Obligors' and Lender's waiver of a jury trial and Domestic Subsidiary Guarantors' guaranty of Borrower's Obligations) shall survive the payment of the Loans and the termination of this Agreement.

     10.5 INDULGENCE NOT WAIVER. No failure or delay on the part of Agent, any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under any Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     10.6 MARSHALING; PAYMENTS SET ASIDE. Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Agent and/or any Lender or Agent and/or any Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     10.7 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

     10.8 SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents.

     10.9 LENDERS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligation of each Lender hereunder is several and not joint and neither Agent nor any Lender shall be responsible for the obligation or Commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at

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any time hereunder to each Lender shall be a separate and independent debt, and, provided Agent fails or refuses to exercise any remedies against any Obligor after receiving the direction of the Requisite Lenders, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.10 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     10.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED, HOWEVER, no Obligor may assign its rights or obligations hereunder without the written consent of Lenders.

     10.13  NO FIDUCIARY RELATIONSHIP; NO DUTY; LIMITATION OF LIABILITIES.

            (A) NO FIDUCIARY RELATIONSHIP. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Lender to any Obligor.

            (B) NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Agent or any Lender shall have the right to act exclusively in the interest of Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Obligor or any of such Obligor's shareholders or any other Person.

            (C) LIMITATION OF LIABILITIES. Neither Agent nor any Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of Agent or any Lender shall have any liability with respect to, and each Obligor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Obligor in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Obligor hereby waives, releases, and agrees not to sue Agent or any Lender or any of Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

     10.14 CONSENT TO JURISDICTION. EACH OBLIGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT

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OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED
IN SUCH COURTS. EACH OBLIGOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON EACH OBLIGOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF ANY OBLIGOR OR OF ITS AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SUCH OBLIGOR FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). EACH OBLIGOR AGREES THAT AGENT'S OR ANY LENDER'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. EACH OBLIGOR IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER
FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

     10.15 WAIVER OF JURY TRIAL. EACH OBLIGOR, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH OBLIGOR, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OBLIGOR, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

     10.16 CONSTRUCTION. Each Obligor, Agent and each Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by each Obligor, Agent and each Lender.

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     10.17  COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents, or supplements may be executed via telecopier or facsimile transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     10.18 CONFIDENTIALITY. Agent and each Lender agree to exercise their best efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by Borrower and not to disclose such information to Persons other than to: its respective affiliates, officers, directors and employees; or its potential assignees or participants; or Persons employed by or engaged by Agent, a Lender or a Lender's assignees or participants including, without limitation, attorneys, auditors, professional consultants, rating agencies and portfolio management services. The confidentiality provisions contained in this subsection shall not apply to disclosures (i) required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to legal process or (ii) consisting of general portfolio information that does not identify any Loan Party. The obligations of Agent and Lenders under this SUBSECTION 10.18 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof. In no event shall Agent or any Lender be obligated or required to return any materials furnished by any Loan Party; PROVIDED, HOWEVER, each potential assignee or participant shall be required to agree that if it does not become an assignee (or participant) it shall return all materials furnished to it by any Loan Party in connection herewith.

     10.19 SYNDICATION AGENT. Fleet, in its capacity as Syndication Agent, shall not have any rights, powers, duties or responsibilities hereunder or under any other Loan Document in such capacity, and no implied rights, powers, duties or responsibilities shall be read into this Agreement or any other Loan Document or otherwise exist on behalf of or against Fleet in such capacity.

                                   SECTION 11.
                        DEFINITIONS AND ACCOUNTING TERMS

     11.1 CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings:

            "Accounts" means all "accounts" (as defined in the UCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by any Obligor arising or resulting from the sale of goods or the rendering of services, whether or not earned by performance.

            "Additional Mortgaged Property" means all real property owned or leased by any Obligor or any of its Subsidiaries in which after the Closing Date Agent requires a mortgage to secure the Obligations.

            "Advance" shall mean an advance under the Revolving Loan.

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            "Affiliate" means, with respect to any Person, any other Person
(other than Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, any such Person; (b) directly or indirectly owning or holding ten percent (10%) or more of any equity interest in such Person; or (c) ten percent (10%) or more of whose stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by such Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

            "Agent" means GE Capital in its capacity as agent for the Lenders under the Loan Documents and any successor in such capacity appointed pursuant to SUBSECTION 9.1(G).

            "Agent's Account" means:

               ABA No. 021-001-033
               Account Number 502-328-54
               Bankers Trust Company
               New York, New York
               ACCOUNT NAME: GECC/CAF DEPOSITORY
               Reference:  GE Capital re Beacon Sales Acquisition, Inc.

            "Agreement" means this Loan and Security Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

            "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of any Obligor or any of its Subsidiaries other than sales of Inventory in the ordinary course of business.

            "Assignment and Acceptance Agreement" shall mean an Assignment and Acceptance Agreement substantially in the form of EXHIBIT A.

            "Beacon Canada" means Beacon Roofing Supply Canada Company, a Nova Scotia unlimited liability company.

            "Beacon Canada Accounts" means all "Accounts" of Beacon Canada, as defined in the Canadian Facility Credit Agreement.

            "Beacon Canada Borrowing Base Certificate" means the "Borrowing Base Certificate", as defined in the Canadian Facility Credit Agreement.

            "Beacon Canada Consolidating Borrowing Base" means the "Canadian Borrowing Base" as defined under the Canadian Facility Credit Agreement.

            "Best Distribution" means Best Distributing Co, a North Carolina corporation.

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            "Best Purchase Agreements" means (a) the Master Purchase Agreement dated as of September 6, 2000 among Best Acquisition I LLC, the Persons named therein as "Asset Sellers" and "Stock Targets", and the other signatories thereto, (b) the Reorganization Agreement dated as of September 6, 2000 among Holdings, Best Distribution, Best Distributing of Wilmington, Inc. and the other signatories thereto and (c) the letter agreement dated as of September 6, 2000 entered into among the parties to the foregoing Master Purchase Agreement and Reorganization Agreement.

            "Best Seller Notes" means those Nonnegotiable Subordinated Promissory Notes dated September 6, 2000 in the aggregate principal amount of $7,000,000 issued by Holdings to certain of the sellers under the terms of the Best Purchase Agreements.

            "Best Subordination Agreement" means that Subordination and Intercreditor Agreement dated as of September 6, 2000 among Best Distribution, certain of the sellers under the Best Purchase Agreement, Agent, Canadian Facility Agent and the purchasers under the Senior Subordinated Loan Agreement.

            "Borrowing Base Certificates" means the Consolidating Borrowing Base Certificates, the Consolidated Borrowing Base Certificate and the Beacon Canada Borrowing Base Certificate.

            "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois, Pennsylvania or is a day on which banking institutions located in any such state are closed, or for the purposes of LIBOR Loans only, a day on which commercial banks are open for dealings in Dollar deposits in the London, England (U.K.) market.

            "C Dollars", "C$" and "Canadian Dollars" each means the lawful money of Canada.

            "Canadian Collateral" shall mean all assets and property of Beacon Canada in which Agent, on behalf of Lenders, has been granted a lien and security interest pursuant to the Canadian Facility Loan Documents.

            "Canadian Facility Agent" means GE Canada Finance Holding Company as agent under the Canadian Facility Loan Documents and any successor in such capacity appointed pursuant to SUBSECTION 9.1(G) under the Canadian Facility Credit Agreement.

            "Canadian Facility Credit Agreement" means the Amended and Restated Loan and Security Agreement dated as of the Closing Date among Beacon Canada, Canadian Facility Agent and Canadian Facility Lenders.

            "Canadian Facility Intercreditor Agreement" means the Intercreditor Agreement dated as of the Closing Date among Agent, Canadian Facility Agent, Lenders and Canadian Facility Lenders party thereto.

            "Canadian Facility Lenders" means the lenders party to the Canadian Facility Credit Agreement.

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            "Canadian Facility Loan Documents" means the Canadian Facility
Credit Agreement and the other "Loan Documents" as defined therein.

          "Canadian Facility Revolving Loan Commitment" means the "Revolving Loan Commitment" as defined under the Canadian Facility Credit Agreement.

            "Canadian Facility Revolving Loans" means the "Revolving Loans" as defined under the Canadian Facility Credit Agreement.

            "Capital Expenditures" means all expenditures (including deposits) for, or contracts for expenditures (excluding contracts for expenditures under or with respect to Capital Leases, but including cash down payments for assets acquired under Capital Leases) with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

            "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

            "Capitalization/Acquisition Documents" means, collectively: (a) any or all of the stock certificates, notes, debentures or other instruments representing securities bought, sold or issued, or loans made, to facilitate the consummation of the Related Transactions; (b) the indentures or other documents pursuant to which such stock, notes, debentures or other instruments are issued or to be issued; (c) each document governing the issuance of, or setting forth the terms of, such stock, notes, debentures or other instruments; (d) any stockholders, registration or intercreditor agreement among or between the holders of such stock, notes, debentures or other instruments; (e) the Subordinated Loan Documents; and (f) the Equity Documents; but excluding all Loan Documents and all Canadian Facility Loan Documents.

            "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from any commercial bank organized under the laws of the United States of America, or any state thereof or the District of Columbia, having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

            "CHS" means Code, Hennessy & Simmons III, L.P., a Delaware limited partnership.

            "CIGNA Impress Account" means that certain Citibank Delaware depository account number 30548966, for the account of Beacon Roofing Supply Company, Inc.

            "Closing Date" means March 12, 2004.

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            "Commitment" or "Commitments" means the commitment or commitments of
Lenders to make Loans as set forth in SUBSECTIONS 2.1(A) AND/OR 2.1(B) and to provide Letters of Credit as set forth in SUBSECTION 2.1(H).

            "Compliance Certificate" means a certificate duly executed on behalf of Borrower by the chief executive officer or chief financial officer of Borrower appropriately completed and in substantially the form of EXHIBIT D.

            "Consolidated Borrowing Base Certificate" means a certificate and schedule duly executed by an officer of Borrower appropriately completed and in substantially the form of EXHIBIT B-1.

            "Consolidating Borrowing Base Certificate" mean, with respect to each Obligor, a certificate and schedule duly executed by an officer of Borrower appropriately completed and substantially in the form of EXHIBIT B-2.

            "Contingent Obligation", as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (v) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

            "Default" means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition, act or event were not cured or removed within any applicable grace or cure period.

            "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid hereunder or under any other Loan Document by such Lender to the Agent or any other Lender which has not been so paid.

            "Defaulting Lender" means, at any time, any Lender that owes a Defaulted Amount.

            "EBITDA" means, for any period, without duplication, the total of the following for Holdings and its Subsidiaries on a consolidated basis, each calculated for such period: (1) net

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income determined in accordance with GAAP; PLUS, to the extent included in the calculation of net income, (2) the sum of (a) income, capital and franchise taxes paid or accrued; (b) interest expenses, net of interest income, paid or accrued; (c) amortization and depreciation and (d) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); LESS, to the extent included in the calculation of net income, (3) the sum of
(a) the income of any Person (other than Borrower and wholly-owned Subsidiaries of Borrower) in which Holdings or a wholly-owned Subsidiary of Holdings has an ownership interest except to the extent such income is received by Borrower or a wholly-owned Subsidiary of Borrower in a cash distribution during such period;
(b) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (c) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses.

            "Eligible Assignee" shall mean (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be an Eligible Assignee and no Affiliate of any Loan Party shall be an Eligible Assignee.

            "Employee Benefit Plan" means any employee benefit plan within the meaning of SECTION 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding 6 years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

            "Environmental Claims" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

            "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 ET SEQ.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 ET SEQ.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 ET SEQ.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 ET SEQ.); the Clean Air Act (42 U.S.C. Sections 7401 ET SEQ.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 ET SEQ.); the Occupational

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Safety and Health Act (29 U.S.C. Sections 651 ET SEQ.); and the Safe Drinking
Water Act (42 U.S.C. Sections 300(f) ET SEQ.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

            "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

            "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

            "Equipment" means all "equipment" (as defined in the UCC), all furniture, furnishings, "fixtures" (as defined in the UCC), machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

            "Equity Documents" means (i) the Chief Executive Securities Agreement dated as of August 21, 1997 by and among Holdings, CHS and Andrew Logie, (ii) the Executive Securities Agreements among Holdings, CHS and certain managers of the Loan Parties, (iii) the Amended and Restated Investor Securities Agreement dated as of September 6, 2000 among Holdings, CHS and certain of Holdings' other equity holders, (iv) the Warrants dated as of August 22, 1997 issued by Holdings to Heller Financial, Inc. ("Heller") and Banc of America Commercial Finance Corporation ("BofA"), as assigned by BofA on June 8, 2001 to CHS and Mark Shufro and (v) the Warrantholders Rights Agreement dated as of August 21, 1997 among Holdings, Heller, Mark Shufro (as BofA's assignee), CHS and certain other stockholders of Holdings to which Holdings is a party.

            "Equivalent Amount" means, on any date of determination, with respect to amounts denominated in Canadian Dollars, the amount of U.S. Dollars which would result from the conversion of Canadian Dollars into U.S. Dollars at the 12:00 noon (Toronto time) rate quoted on the Reuters Screen Page BOFC on the date of the most recent Borrowing Base Certificates required to be delivered hereunder or, at the discretion of Agent, on a more recent date (or if such display or service ceases to exist, any other display and service in existence as of the relevant time designated by Agent).

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            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

            "ERISA Affiliate", as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of SECTION 414(b) AND (c) of the IRC.

            "Excess Availability" means, for any date, an amount equal to (a) the Maximum Revolving Loan Amount on such date minus (b) the outstanding Revolving Loan on such date.

            "Excess Cash Flow" means, for any period, the greater of (A) zero
(0); or (B) without duplication, the total of the following for Holdings and its Subsidiaries on a consolidated basis, each calculated for such period: (1) EBITDA; PLUS (2) tax refunds actually received; LESS (3) Capital Expenditures (to the extent actually made in cash and/or due to be made in cash within such period but in no event more than the amount permitted in paragraph B of the Financial Covenants Rider); LESS (4) income, capital and franchise taxes paid or accrued excluding any provision for deferred taxes included in the determination of net income; LESS (5) decreases in deferred income taxes resulting from payments of deferred taxes accrued in prior periods; LESS (6) Interest Expense; LESS (7) scheduled amortization of Indebtedness actually paid in cash and/or due to be paid in cash within such period and permitted under SUBSECTION 7.1; LESS
(8) voluntary prepayments made under SUBSECTION 2.4(C); LESS (9) mandatory prepayments made under SUBSECTION 2.4(B)(2), but only to the extent that the transaction that precipitated the mandatory prepayment increased net income of Holdings determined in accordance with GAAP.

            "Existing Obligations" means the "Obligations" under the Existing Loan Agreement outstanding on the Closing Date.

            "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Board of Governors of the Federal Reserve System as the Federal Funds Rate or Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Federal Funds Effective Rate or its equivalent or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Agent from three Federal funds brokers of recognized standing selected by Agent.

            "Fiscal Year" means each twelve (12) month period ending on the last day of September in each year.

            "Fixed Charge Coverage" means, for any period, Operating Cash Flow divided by Fixed Charges.

            "Fixed Charges" means, for any period, and each calculated for such period (without duplication), (a) Interest Expense of Holdings and its Subsidiaries; PLUS (b) scheduled payments of principal with respect to all Indebtedness of Holdings and its Subsidiaries; PLUS

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(c) any provision for (to the extent it is greater than zero) income, capital or franchise taxes included in the determination of net income, excluding any provision for deferred taxes; PLUS (d) payment of deferred taxes accrued in any prior period.

            "Funding Date" means the date of each funding of a Loan or issuance of a Letter of Credit.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

            "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

            "Holdings" means Beacon Roofing Supply, Inc., a Delaware corporation.

            "Holdings' Accountants" means the independent certified public accountants selected by Holdings and its Subsidiaries and reasonably acceptable to Agent, which selection shall not be modified during the term of this Agreement without Agent's prior written consent.

            "Indebtedness" as applied to any Person, means: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) any obligation under any lease (a "synthetic lease") treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes or creditors rights purposes; (d) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (e) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (f) "earnouts" and similar payment obligations, which obligations shall, for purposes of determining outstanding Indebtedness in connection with calculating Borrower's compliance with the covenants contained in SECTION 7, be valued based upon the amount thereof required to be recorded as a liability on a balance sheet prepared in accordance with GAAP; (g) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (h) obligations in respect of letters of credit.

            "Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by THE WALL STREET JOURNAL as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if THE WALL STREET JOURNAL ceases quoting a base rate of the type described, the highest per annum rate of interest published by the

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Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled
"Selected Interest Rates" as the Bank prime loan rate or its equivalent), or
(ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

            "Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

            "Interest Expense" means, without duplication, for any period, the following, for Holdings and its Subsidiaries each calculated for such period: interest expenses deducted in the determination of net income (excluding (i) the amortization of fees and costs with respect to the Related Transactions which have been capitalized as transaction costs in accordance with the provisions of SUBSECTION 11.2; and (ii) interest paid in kind).

            "Interest Period" means, in connection with each LIBOR Loan, an interest period which Borrower shall elect to be applicable to such Loan, which Interest Period shall be either a one(1), two (2), three (3), or six (6) month period; provided that:

            (1) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date of such Loan;

            (2) in the case of successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

            (3) if an Interest Period expiration date is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period expiration date is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

            (4) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part
(5) below, end on the last Business Day of a calendar month;

            (5)   no Interest Period shall extend beyond the Termination Date;

            (6) no Interest Period for any portion of a Term Loan shall extend beyond the date of the final Scheduled Installment thereof;

            (7) no Interest Period may extend beyond a scheduled principal payment date of any Loan, unless the aggregate principal amount of such Loan that is an Index Rate Loan or

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that has Interest Periods expiring on or before such scheduled principal payment date equals or exceeds the principal amount required to be paid on such Loan on such scheduled principal payment date; and

            (8) there shall be no more than 6 Interest Periods relating to LIBOR Loans outstanding at any time.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Borrower against fluctuations in interest rates entered into between Borrower and any Lender (or Affiliate of any Lender), including without limitation, the Interest Rate Agreement in effect on the Closing Date between Borrower and LaSalle Bank National Association.

            "Inventory" means all "inventory" (as defined in the UCC), including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business, and goods which are returned or repossessed.

            "Investor Subordinated Notes" means (i) those Junior Subordinated Promissory Notes issued by Holdings to its stockholder prior to the Closing Date in an aggregate outstanding amount of $12,165,881 as of the Closing Date, (ii) those additional Junior Subordinated Promissory Notes that may hereafter be issued by Holdings to employees who purchase such Junior Subordinated Notes together with common stock of Holdings (which Junior Subordinated Notes shall be in the form of the Junior Subordinated Promissory Notes outstanding on the Closing Date and referred to in clause (i) above); and (iii) those additional Junior Subordinated Promissory Notes that may be issued after the Closing Date in connection with Permitted Acquisitions (including Junior Subordinated Notes issued to stockholders of Holdings to provide funds for Permitted Acquisitions) (which Junior Subordinated Promissory Notes shall be in the form of the Junior Subordinated Promissory Notes outstanding on the Closing Date and referred to in clause (i) above).

            "Investor Subordination Agreement" means the Subordination Agreement dated as of September 6, 2000 among the holders of the Investor Subordinated Notes issued on or prior to September 6, 2000, Holdings, Agent, Canadian Facility Agreement and the purchasers under the Senior Subordinated Loan Agreement, as amended on the Closing Date.

            "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

            "L/C Issuer" means GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion, in such Person's capacity as an issuer of Letters of Credit hereunder.

            "Letters of Credit" means documentary or standby letters of credit issued for the account of Borrower by L/C Issuers, and bankers' acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

            "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or

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otherwise, due or not due, in connection with the issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in SECTION 2.1(H) with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

            "Liabilities" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

            "LIBOR" means, for each Interest Period, a rate per annum equal to:

            (a) the offered rate for deposits in United States Dollars for the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period; divided by

            (b) a number equal to 1.0 MINUS the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) Business Days prior to the beginning of such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

            If such interest rates shall cease to be available from Telerate News Service, LIBOR shall be determined from such financial reporting service or other information as shall be available to Agent.

            "LIBOR Loans" means at any time that portion of the Loans bearing interest at rates determined by reference to LIBOR.

            "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

            "Loan" or "Loans" means an advance or advances under the Term Loan A Commitment or the Term Loan B Commitment or the Revolving Loan Commitment.

            "Loan Documents" means this Agreement, the Notes, the Loan Documents, the Canadian Facility Intercreditor Agreement, any Interest Rate Agreement with a Lender, any Currency Rate Agreements with a Lender pursuant to
SECTION 5.11, the letter agreement reference in SUBSECTION 2.3(G) and all other documents, instruments and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for Agent or any Lender in connection with the Loans, any Letter of Credit, and any other transaction contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time but excluding all Capitalization/Acquisition Documents.

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            "Loan Party" means each of Holdings, Borrower and each Subsidiary of
Borrower.

            "Loan Year" means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

            "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London Interbank market.

            "Master Documentary Agreement" means the Master Agreement for Documentary Letters of Credit dated as of the date hereof between Borrower, as applicant, and GE Capital.

            "Master Standby Agreement" means the Master Agreement for Standby Letters of Credit dated as of the date hereof between Borrower, as applicant, and GE Capital.

            "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Agent or any Lender to enforce or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

            "Maximum Revolving Loan Amount" has the meaning assigned to that term in SUBSECTION 2.1(B)(1).

            "Moody's" means Moody's Investor Services, Inc.

            "Mortgage" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Loan Party to Agent, on behalf of Agent and Lenders, with respect to Mortgaged Property or Additional Mortgaged Property, all in form and substance satisfactory to Agent.

            "Mortgaged Property" means the real property owned or leased by Borrower or its Subsidiaries as described on SCHEDULE 11.1(A).

            "Net Proceeds" means cash proceeds received by Borrower or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer) and (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

            "Notes" means the Revolving Notes and the Term Notes.

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            "Notice of Borrowing" means a notice duly executed by an authorized representative of Borrower appropriately completed and in the form of EXHIBIT E.

            "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or to any Lender under the Loan Documents (whether incurred before or after the Termination Date) including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable including, without limitation, all interest, fees, cost and expenses accrued or incurred after the filing of any petition under any bankruptcy or insolvency law.

            "Operating Cash Flow" means, for any period, (a) EBITDA; LESS (b) unfinanced Capital Expenditures.

            "Papillon" means Fournier & Papillon, Ltee, a Quebec company.

            "Papillon Investment" means the 50% equity interest of Beacon Canada in Papillon existing on the Closing Date.

            "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) deposits, in an aggregate amount not to exceed $250,000 made in the ordinary course of business to secure liability to insurance carriers; (e) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries;
(f) Liens on fixed asserts for purchase money obligations, PROVIDED that (i) the purchase of the asset subject to any such Lien is permitted under paragraph B of the Financial Covenants Rider, (ii) the Indebtedness secured by any such Lien is permitted under SUBSECTION 7.1, (iii) such Lien encumbers only the asset so purchased and (iv) the Indebtedness or other obligation secured by such Liens is incurred within ninety (90) days after the purchase or lease of such asset,; (g) Liens in favor of Agent, on behalf of itself and Lenders, (h) Liens under the Canadian Facility Loan Documents in favor of Canadian Facility Agent, for the benefit of Canadian Facility Agent and Canadian Facility Lenders, and (i) Liens set forth on SCHEDULE 11.1(B).

            "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts,

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

business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

            "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP as of the Closing Date after giving effect to the transactions contemplated by this Agreement. The Pro Forma is attached hereto as SCHEDULE 11.1(C).

            "Pro Rata Share" means (a) with respect to matters relating to a particular Commitment of a Lender, the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders and (b) with respect to all other matters, the percentage obtained by dividing (i) the Total Loan Commitment of a Lender by (ii) the Total Loan Commitments of all Lenders, in either (a) or (b), as such percentage may be adjusted by assignments permitted pursuant to SUBSECTION 9.5; PROVIDED, HOWEVER, if any Commitment is terminated pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (x) the aggregate amount of such Lender's outstanding Loans related to such Commitment by (y) the aggregate amount of all outstanding Loans related to such Commitment.

            "Projections" means Holdings' forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a division by division and Subsidiary by Subsidiary basis consistent with Borrower's historical financial statements and based upon good faith estimates and assumptions by Borrower believed to be reasonable at the time made, together with appropriate supporting details and a statement of underlying assumptions.

            "Real Estate" means all of the real property owned, leased, subleased, or used by any of Borrower, each other Obligor and Holdings or any of their Subsidiaries.

            "Related Transactions" means the execution and delivery of the Related Transactions Documents entered into in connection with those Related Transactions consummated on the Closing Date, the funding of all Loans on the Closing Date, the repayment of a portion of the Indebtedness pursuant to the Senior Subordinated Loan Documents which is to be paid in full on the Closing Date, and the payment of all fees, costs and expenses associated with all of the foregoing.

            "Related Transactions Documents" means the Loan Documents, the Subordinated Loan Documents, the Capitalization/Acquisition Documents and all other agreements, instruments and documents executed or delivered in connection with the Related Transactions.

            "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

            "Requisite Lenders" means Lenders (including for purposes hereof, Canadian Facility Lenders) (other than (i) Defaulting Lenders hereunder and (ii) "Defaulting Lenders" as defined in the Canadian Facility Credit Agreement) having (together with their Affiliates) (a)

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

more than 50% of the sum of (i) the Revolving Loan Commitment and the aggregate outstanding principal balance of the Term Loans of all Lenders that are not Defaulting Lenders PLUS (ii) the Canadian Facility Revolving Loan Commitment (expressed in U.S. Dollars) or (b) if the Revolving Loan Commitment has been terminated, more than 50% of the sum of (i) the aggregate outstanding principal balance of the Loans of all Lenders that are not Defaulting Lenders PLUS (ii) the aggregate outstanding principal balance of the Canadian Facility Revolving Loans (expressed in U.S. Dollars) of all Canadian Facility Lenders that are not "Defaulting Lenders" as defined in the Canadian Facility Credit Agreement; provided, that, in each case, Requisite Lenders shall at all times consist of at least three Lenders.

            "Reserves" means, with respect to the Borrowing Base (a) the Credit Memoranda Reserve and the Dilution Reserve, and (b) reserves against Eligible Accounts, Eligible Inventory or Consolidated Borrowing Base that Agent may, in its reasonable credit judgment, establish from time to time, with prior or contemporaneous notice to Borrower.

            "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity securities, or ownership interest in, any Loan Party now or hereafter outstanding, except a dividend payable solely with shares of the class of stock on which such dividend is declared; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of, or ownership interest in, any Loan Party now or hereafter outstanding, or the issuance of a notice of any intention to do any of the foregoing; (c) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Obligations including, without limitation, the Indebtedness incurred pursuant to the Subordinated Loan Documents, or the issuance of a notice of any intention to do any of the foregoing; (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of, or ownership interest in, any Loan Party now or hereafter outstanding; and
(e) any payment by Borrower or any of its Subsidiaries of any management, consulting or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

            "Revolving Advance" means each advance made by Lender(s) under the Revolving Loan Commitment pursuant to SUBSECTION 2.1 (B).

            "Revolving Loan" means the outstanding balance of all Revolving Advances and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

            "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make Revolving Advances pursuant to SUBSECTION 2.1
(B), and to incur its Pro Rata Share of Letter of Credit Obligations in the aggregate amount set forth on the signature page of this Agreement below such Lender's signature or in the most recent Assignment and Acceptance Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Advances and to incur letter of Credit Obligations.

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            "Revolving Note" means each promissory note of Borrower in form and substance reasonably acceptable to Agent, issued to evidence the Revolving Loan Commitments.

            "Senior Indebtedness" means the aggregate outstanding principal balance of all Indebtedness of Holdings and its Subsidiaries on a consolidated basis, but excluding Indebtedness evidenced by the Best Seller Notes, the Investor Subordinated Notes, the Stockholder Notes, the Senior Subordinated Loan Documents, and excluding any other Indebtedness which, by its express terms is subordinated to the Obligations on a basis satisfactory to Agent.

            "Senior Subordinated Loan Documents" means the Second Amended and Restated Note and Warrant Purchase Agreement dated as of the Closing Date (the "Senior Subordinated Loan Agreement") among Holdings, Borrower and the "Purchasers" named therein, the Subordinated Promissory Notes in the aggregate initial principal amount of $12,000,000 issued thereunder and the Subordinated Promissory Notes in the aggregate initial principal amount of $20,000,000 issued under the "Prior Purchase Agreement" (as defined in the Senior Subordinated Loan Agreement) (collectively, the "Senior Subordinated Notes") and all other documents, instruments and agreements executed pursuant to the terms of the Senior Subordinated Loan Agreement.

            "Senior Subordination Agreement" means Subordination and Intercreditor Agreement dated as of June 8, 2001 among Holdings, the Borrower, the Purchasers under the Senior Subordinated Loan Agreement, Agent and Canadian Agent, as amended on the Closing Date.

            "Subordinated Loan Documents" means the Best Seller Notes, the Best Subordination Agreement, the Investor Subordinated Notes, the Investor Subordination Agreement, the Senior Subordination Agreement and the Senior Subordinated Loan Documents.

            "Stockholder Notes" means promissory notes issued by Holdings to former employees or the estate or personal representative of deceased employees of the Borrower and its Subsidiaries in payment of all or a portion of the redemption price for Investor Subordinated Notes and shares of Holdings' common stock redeemed from such Persons, which notes are fully subordinated to Holdings' guaranty of the Obligations in a manner satisfactory to the Agent and payable only after the Obligations have been paid in full or as otherwise permitted by this Agreement.

            "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof. Papillon shall not be deemed a Subsidiary of any Loan Party.

            "Syndication Agent" means Fleet Capital Corporation.

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            "Term Loans" mean(s) the unpaid balance of the term loans made pursuant to SUBSECTION 2.1 (A).

            "Term Loan A" means the advances made pursuant to SUBSECTION 2.1(A)(1).

            "Term Loan A Commitment" means (a) as to any Lender, the commitment of such Lender to make its Pro Rata share of the Term Loan A in the maximum aggregate amount set forth on the signature page of this Agreement below such Lender's signature or in the most recent Assignment and Acceptance Agreements, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan A.

            "Term Loan B" means the advances made pursuant to SUBSECTION 2.1(A)(2).

            "Term Loan B Commitment" means (a) as to any Lender, the commitment of such Lender to make its Pro Rata share of Term Loan B in the maximum aggregate amount set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Assignment and Acceptance Agreements, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loan B.

            "Term Note" or "Term Notes" means each promissory note of Borrower in form and substance acceptable to Agent, issued to evidence the Term Loan A Commitment and the Term Loan B Commitment.

            "Total Loan Commitment" means as to any Lender the aggregate commitments of such Lender with respect to its Revolving Loan Commitment and Term Loan A Commitment and Term Loan B Commitment.

            "Unused Line Fee Margin" means with respect to any month (or portion thereof) for which the unused line fee under SECTION 2.3 is being calculated, a per annum rate equal to (a) three-eighths of one percent (0.375%) if the sum of
(i) the average daily balance of the Revolving Loan for such period plus (ii) the average daily balance of Letter of Credit Obligations for such period plus
(iii) the average daily balance of the Canadian Facility Revolving Loan (expressed in U.S. Dollars) for such period, is less than $60,000,000 and (b) one-quarter of one percent (0.25%) if the sum of (i) the average daily balance of the Revolving Loan for such period plus (ii) the average daily balance of Letter of Credit Obligations for such period plus (iii) the average daily balance of the Canadian Facility Revolving Loan (expressed in U.S. Dollars) for such period, is equal to or greater than $60,000,000.

            "UCC" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Illinois; PROVIDED, that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; PROVIDED FURTHER, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions

     11.2 ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent or any Lender pursuant to SUBSECTION 5.1 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrower and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrower and Requisite Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the certificate or financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Holdings; (b) changes in accounting principles recommended by Holdings' Accountants; and (c) changes in carrying value of Holdings' or any of its Subsidiaries' assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

     11.3 OTHER DEFINITIONAL PROVISIONS. References to "Sections", "subsections", "Riders", "Exhibits", "Schedules" and "Addendums" shall be to Sections, subsections, Riders, Exhibits, Schedules and Addendums, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in SUBSECTION 11.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

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                                   SECTION 12.
                                    GUARANTY

     12.1 GUARANTY. Each Domestic Subsidiary Guarantor hereby agrees that such Domestic Subsidiary Guarantor is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders, and their respective successors and assigns, the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise), and performance of, all Obligations owed or hereafter owing by Borrower to Agent and Lenders. Each Domestic Subsidiary Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligation under this SECTION 12 shall be absolute and unconditional, irrespective of, and unaffected by,

            (A) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Obligor is or may become a party;

            (B) the absence of any action to enforce this Agreement (including this SECTION 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof.

            (C) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

            (D)   the insolvency of any Obligor; or

            (E) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

            (F) it being agreed by each Domestic Subsidiary Guarantor that its obligations under this SECTION 12 shall not be discharged until the performance and payment in full of the Obligations. Each Domestic Subsidiary Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

     12.2 WAIVERS BY DOMESTIC SUBSIDIARY GUARANTORS. Each Domestic Subsidiary Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Obligor, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Domestic Subsidiary Guarantor. It is agreed among each Obligor, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this SECTION 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

     12.3   BENEFIT OF GUARANTY. Each Obligor agrees that the provisions of this
SECTION 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees

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and assigns, and nothing herein contained shall impair, as between any other
Obligor and Agent or Lenders, the obligations of such other Obligor under the Loan Documents.

     12.4 WAIVER OF SUBROGATION, ETC.Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Domestic Subsidiary Guarantor hereby expressly and irrevocably agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the final payment in full of the Obligations and the termination of all Commitments. Each Domestic Subsidiary Guarantor acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Domestic Subsidiary Guarantor's liability hereunder or the enforceability of this SECTION 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this
SECTION 12.4.

     12.5 ELECTION OF REMEDIES. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Obligor or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which or its remedies or rights it may pursue without affecting any of its rights and remedies under this SECTION 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Obligor or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Obligor hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Obligor might otherwise have had but for such action by Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Obligor shall not impair any Domestic Subsidiary Guarantor's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this SECTION 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

     12.6 LIMITATION. Notwithstanding any provision contained herein or in any other Loan Document to the contrary, each Domestic Subsidiary Guarantor's liability under this SECTION 12, shall be limited to an amount not to exceed as of any date of determination the greater of:

            (A) the net amount of all Loans advanced to the Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Guarantor; and

            (B) the amount which could be claimed by Agent and Lenders from such Domestic Subsidiary Guarantor under this SECTION 12, without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, all rights of subrogation, contribution, reimbursement, indemnity or similar rights of such Domestic Subsidiary Guarantor against any Loan Party or any other Person, including without limitation, such Domestic Subsidiary Guarantor's right of contribution and indemnification from each other Domestic Subsidiary under SECTION 12.7.

     12.7   CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS.

            (A) To the extent that any Domestic Subsidiary Guarantor shall make a payment under this SECTION 12 of all or any of the Obligations (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Domestic Subsidiary Guarantor, exceeds the amount which such Domestic Subsidiary Guarantor would otherwise have paid if each Domestic Subsidiary Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Domestic Subsidiary Guarantor's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Domestic Subsidiary Guarantors as determined immediately prior to the making of such Guarantor Payment, THEN, following the final payment in full of the Obligations and termination of all Commitments, such Domestic Subsidiary Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Domestic Subsidiary Guarantor for the amount of such excess, PRO RATA based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

            (B) As of any date of determination, the "Allocable Amount" of any Domestic Subsidiary Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Domestic Subsidiary Guarantor under this
SECTION 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            (C) This SECTION 12.7 is intended only to define the relative rights of Domestic Subsidiary Guarantors. Nothing set forth in this SECTION 12.7 is intended to or shall impair the obligations of Domestic Subsidiary Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including the other provisions of this SECTION 12. Nothing contained in this SECTION 12.7 shall limit the liability of any Domestic Subsidiary Guarantor to pay fees and expenses with respect thereto for which such Domestic Subsidiary Guarantor shall be primarily liable.

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

            (D) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Domestic Subsidiary Guarantor to which such contribution and indemnification is owing.

            (E) The rights of any indemnifying Domestic Subsidiary Guarantor against other Domestic Subsidiary Guarantors under this SECTION 12.7 shall be exercisable upon the final payment in full of the Obligations and the termination of all Commitments.

     12.8 LIABILITY CUMULATIVE. The liability of Domestic Subsidiary Guarantors under this SECTION 12 is in addition to and shall be cumulative with all liabilities of each Domestic Subsidiary Guarantor to Agent and Lenders under this Agreement and the other Loan Documents to which such Domestic Subsidiary Guarantor is a party or in respect of any Obligations or obligation of any other Domestic Subsidiary Guarantor, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                                   SECTION 13.
                     RESTATEMENT OF ORIGINAL LOAN AGREEMENT

            The parties hereto agree that on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:

                  (1) The Existing Loan Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement;

                  (2) All Existing Obligations shall, to the extent not paid on the Closing Date, be deemed to be Obligations outstanding hereunder;

                  (3) the guaranties and Liens in favor of the Agent for the benefit of the Existing Lenders securing payment of the Existing Obligations shall remain in full force and effect with respect to the Obligations; and

                  (4) all references in the other Loan Documents to the Existing Loan Agreement shall be deemed to refer without further amendment to this Agreement.

The parties acknowledge and agree that this Agreement and the other Loan Documents do not constitute a novation, payment and reborrowing or termination of the Existing Obligations and that all such Existing Obligations are in all respects continued and outstanding as Obligations under this Agreement and the Notes with only the terms being modified from and after the effective date of this Agreement as provided in this Agreement, the Notes and the other Loan Documents. After giving effect to this Agreement, the aggregate outstanding principal balances of each Lender's Loans on the Closing Date are as set forth on SCHEDULE 13 hereto.

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            Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                      BEACON SALES ACQUISITION, INC.

                                      By:     /s/ Krista Hatcher
                                          -------------------------------
                                      Title: VP & Assistant Secretary
                                          -------------------------------
                                      FEIN:  36-4173366

                                      QUALITY ROOFING SUPPLY COMPANY, INC.

                                      By:     /s/ Krista Hatcher
                                          -------------------------------
                                      Title: VP & Assistant Secretary
                                          -------------------------------
                                      FEIN:  23-2969912

                                      BEACON CANADA, INC.

                                      By:     /s/ Krista Hatcher
                                          -------------------------------
                                      Title: VP & Assistant Secretary
                                          -------------------------------
                                      FEIN:  36-4304111

                                      BEST DISTRIBUTING CO.

                                      By:     /s/ Krista Hatcher
                                          -------------------------------
                                      Title: VP & Assistant Secretary
                                          -------------------------------
                                      FEIN:  36-4378608


                                      THE ROOF CENTER, INC.

                                      By:     /s/ Krista Hatcher
                                          -------------------------------
                                      Title: VP & Assistant Secretary
                                          -------------------------------
                                      FEIN:  04-3561558

                                      WEST END LUMBER COMPANY, INC.

                                      By:     /s/ Krista Hatcher
                                          -------------------------------
                                      Title: VP & Assistant Secretary
                                          -------------------------------
                                      FEIN:
                                          -------------------------------

             [Obligor Signature Page to Loan and Security Agreement]

                                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                      as Agent, an L/C Issuer and a Lender

                                      By:     /s/ Mark Hindson
                                          -------------------------------
                                      Title:  Duly Authorized Signatory
                                          -------------------------------

                                      Revolving Loan Commitment: $37,904,040.40

                                      Term Loan A Commitment: $4,797,979.79

                                      Term Loan B Commitment: $4,797,979.79

                                      Address:   500 West Monroe Street
                                                 Chicago, Illinois 60606

             [Signature Page to Loan and Security Agreement]

                                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                      as a Lender

                                      By:    /s/ Elizabeth L. Schoen
                                          -------------------------------
                                      Title:  Director
                                          -------------------------------

                                      Revolving Loan Commitment: $15,959,595.96

                                      Term Loan A Commitment: $2,020,202.02

                                      Term Loan B Commitment: $2,020,202.02

                                      Address:
                                      191 Peachtree Street, NE
                                      Atlanta, Georgia  30303

             [Signature Page to Loan and Security Agreement]

                                      WASHINGTON MUTUAL BANK, as a Lender

                                      By:    /s/ Deborah Saffie
                                          -------------------------------
                                      Title:  Vice President
                                          -------------------------------

                                      Revolving Loan Commitment: $15,959,595.96

                                      Term Loan A Commitment: $2,020,202.02

                                      Term Loan B Commitment: $2,020,202.02

                                      Address:
                                      3050 Highland Parkway
                                      Downers Grove, IL 60515
                                      Attn: Deborah Saffre
                                            Vice President

             [Signature Page to Loan and Security Agreement]

                                      FLEET CAPITAL CORPORATION,
                                      as Syndication Agent, and as a Lender

                                      By:    /s/ Jason Riley
                                          -------------------------------
                                      Title: VP
                                          -------------------------------

                                      Revolving Loan Commitment: $19,949,494.95

                                      Term Loan A Commitment: $2,525,252.53

                                      Term Loan B Commitment: $2,525,252.53

                                      Address:
                                      One South Wacker Drive
                                      Suite 1400
                                      Chicago, Illinois 60606

             [Signature Page to Loan and Security Agreement]

                                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                                      as a Lender

                                      By:     /s/ Grant Weiss
                                          -------------------------------
                                      Title:  Vice President
                                          -------------------------------

                                      Revolving Loan Commitment: $15,959,595.96

                                      Term Loan A Commitment: $2,020,202.02

                                      Term Loan B Commitment: $2,020,202.02

                                      Address:
                                      5420 LBJ Freeway, Suite 200
                                      Dallas, TX 75240
                                      Attn: Regional Credit Manager

             [Signature Page to Loan and Security Agreement]

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      a national banking association,
                                      as a Lender

                                      By:    /s/ Andrew Heinz
                                          -------------------------------
                                      Title:  Vice President
                                          -------------------------------

                                      Revolving Loan Commitment: $12,767,676.77

                                      Term Loan A Commitment: $1,616,161.62

                                      Term Loan B Commitment: $1,616,161.62

                                      Address:
                                      135 South LaSalle Street
                                      Suite 425
                                      Chicago, IL 60603

             [Signature Page to Loan and Security Agreement]

                                    EXHIBITS

A.       Assignment and Acceptance Agreement
B-1.     Consolidated Borrowing Base Certificate
B-2.     Consolidating Borrowing Base Certificate
C.       [Intentionally Deleted]
D.       Compliance Certificate
E.       Notice of Borrowing
F.       Inventory Report
G.       [Intentionally Deleted]

             [Lender Signature Page to Loan and Security Agreement]

                                    SCHEDULES

2.1      Initial Credit Memoranda Reserves
2.8      Commercial Tort Claims
3        List of Closing Documents
4.1(B)   Capitalization of Loan Parties
4.6 Business and Trade Names (Present and Past Five Years); Location of Principal Place of Business, Books and Records and Collateral
4.9      FEIN for each Obligor
4.12     Intellectual Property
4.19     Bank Accounts
4.20     Employee Matters
7.1      Indebtedness
7.2      Contingent Liabilities
7.8      Transactions with Affiliates
7.11     Subsidiaries
11.1(A)  Mortgaged Property
11.1(B)  Other Liens
11.1(C)  Pro Forma
13       Outstanding Obligations

                                     RIDERS

A.       Conditions Rider
B.       Reporting Rider
C.       Financial Covenants Rider

                                CONDITIONS RIDER

            This Conditions Rider is attached to and made a part of that certain Second Amended and Restated Loan and Security Agreement dated as of March 12, 2004 and entered into among Beacon Sales Acquisitions, Inc., Domestic Subsidiary Guarantors, Agent, L/C Issuer and Lenders.

            (A) CLOSING DELIVERIES. Agent shall have received, in form and substance satisfactory to Agent and Lenders, all documents, instruments and information identified on SCHEDULE 3.1 and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Agent may at any time reasonably request.

            (B) SECURITY INTERESTS. Agent shall have received satisfactory evidence that all security interests and liens granted to Agent for the benefit of Agent and Lenders pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Encumbrances.

            (C) CLOSING DATE AVAILABILITY; TOTAL INDEBTEDNESS; LEVERAGE RATIO. After giving effect to the consummation of the transactions contemplated hereunder on the Closing Date and the payment by Borrower of all costs, fees and expenses relating thereto, (i) Excess Availability shall be at least $12,000,000, (ii) the sum of all outstanding Revolving Loans PLUS the balance of Letter of Credit Obligations shall not exceed $65,000,000, (iii) total Indebtedness of Holdings and its Subsidiaries on a consolidated basis shall not exceed $154,220,000 and (iv) the ratio of total Indebtedness of Holdings and its Subsidiaries on a consolidated basis to EBITDA shall not exceed 3.94.

            (D) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrower to Agent after the Closing Date and approved by Agent.

            (E) FEES. With respect to Loans or Letters of Credit to be made or issued on the Closing Date, Borrower shall have paid all fees due to Agent, L/C Issuer or any Lender and payable on the Closing Date.

            (F) NO DEFAULT. No event shall have occurred and be continuing or would result from funding a Loan or issuing a Lender Letter of Credit requested by Borrower that would constitute an Event of Default or a Default.

            (G) PERFORMANCE OF AGREEMENTS. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

            (H) NO PROHIBITION. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Agent or any Lender from making any Loans or issuing any Lender Letters of Credit.

            (I) NO LITIGATION. There shall not be pending or, to the knowledge of Borrower, threatened, any material action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries (including without limitation any tort claims in respect of asbestos products sold or distributed by any Loan Party) that has not been disclosed to Agent by Borrower in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Agent, would reasonably be expected to have a Material Adverse Effect.

                                 REPORTING RIDER

            This Reporting Rider is attached and made a part of that certain Second Amended and Restated Loan and Security Agreement, dated as of March 12, 2004 and entered into among Beacon Sales Acquisition, Inc., the Domestic Subsidiary Guarantors, Agent, L/C Issuer and Lenders.

            (A) MONTHLY FINANCIALS. As soon as available and in any event within thirty (30) days after the end of each month, Borrower will deliver to Agent and Lenders (1) the consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (2) a schedule of the outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

            (B)   [Intentionally Omitted.]

            (C) YEAR-END FINANCIALS. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, Borrower will deliver to Agent and Lenders: (1) the consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness of Holdings and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; and (3) a report with respect to the financial statements from Holdings' Accountants, which report shall be unqualified as to going concern and scope of audit of Holdings and its Subsidiaries and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by Holdings' Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (4) copies of the consolidating financial statements of Holdings and its Subsidiaries, including (a) consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations and (b) related consolidating statements of income of Holdings and its Subsidiaries showing intercompany eliminations.

            (D) ACCOUNTANTS' CERTIFICATION AND REPORTS. Together with each delivery of consolidated and consolidating financial statements of Holdings and its Subsidiaries pursuant to paragraph (C) above, Borrower will deliver a written statement by Holdings' Accountants (1) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (2) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof. Promptly upon receipt thereof, Borrower will deliver to Agent and Lenders copies of all significant reports submitted to Holdings by Holdings' Accountants in connection with each annual, interim or special audit of the financial statements of Holdings made by Holdings' Accountants, including the comment letter submitted by Holdings' Accountants to management in connection with their annual audit.

            (E) COMPLIANCE CERTIFICATE. (i) Together with the delivery of each set of financial statements referenced in paragraphs (A) and (C) above, Borrower will deliver to Agent and Lenders a Compliance Certificate, together with (in the case of financial statements delivered for any period ending on the last day of a fiscal quarter) copies of the calculations and work-up employed to determine Obligors' compliance or noncompliance with those financial covenants set forth in the Financial Covenants Rider.

            (F) CONSOLIDATING AND CONSOLIDATED BORROWING BASE CERTIFICATES, REGISTERS AND JOURNALS. On the Closing Date and thereafter, within five (5) Business Days after the last day of each month (PROVIDED that (a) at any time during the months of January, February and March when the sum of the outstanding Revolving Loan PLUS the balance of Letter of Credit Obligations plus the outstanding balance of the Canadian facility Revolving Loans (converted from Canadian Dollars to an equivalent amount of US Dollars) exceeds the Consolidated Borrowing Base (calculated without giving effect to the Seasonal Inventory Advance Rate Percentage) and (b) at all times when Excess Availability is less than $15,000,000, such delivery shall also be made on each Monday following the end of the prior week), Borrower shall deliver to Agent for the last Business Day of such period: (1) a Consolidating Borrowing Base Certificate for each Obligor updated to reflect the most recent sales and collections of each Obligor and setting forth the Consolidating Borrowing Base of each Obligor together with a Consolidated Borrowing Base Certificate setting forth the Consolidated Borrowing Base; (2) an invoice register or sales journal (or a similar summary report satisfactory to Agent) describing all sales of Obligors, in form and substance satisfactory to Agent, and, if Agent so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; (3) a cash receipts journal (or a similar summary report satisfactory to Agent); (4) a credit memo journal (or a similar summary report satisfactory to Agent); and (5) an adjustment journal (or a similar summary report satisfactory to Agent), setting forth all adjustments to Obligors' accounts receivable. Borrower shall cause Beacon Canada to deliver to Agent copies of all deliveries required under paragraph F of the Reporting Rider to the Canadian Facility Credit Agreement (including without limitation, a copy of the Beacon Canada Borrowing Base Certificate expressed in U.S. Dollars), contemporaneously with providing such deliveries to Canadian Facility Agent.

            (G) INVENTORY REPORTS AND LISTINGS AND AGINGS. On the Closing Date and within five (5) Business Days after the last day of each month and from time to time upon the request of Agent, Borrower will deliver to Agent: (1) an aged trial balance of all then existing Accounts; and (2) an Inventory Report duly executed by an officer of Borrower and substantially in the form of EXHIBIT F as of the last day of such period. As soon as available and in any event within five (5) Business Days after the last day of each month, and from time to time upon the request of Agent, Borrower will deliver to Agent: (1) an aged trial balance of all then existing accounts payable; and (2) a detailed inventory listing and cover summary report. All such reports shall be in form and substance satisfactory to Agent and, unless otherwise directed by Agent, may be transmitted to Agent pursuant to an electronic transmitting reporting system.

Borrower shall cause Beacon Canada to deliver to Agent copies of all deliveries required under paragraph G of the Reporting Rider to the Canadian Facility Credit Agreement, contemporaneously with providing such deliveries to Canadian Facility Agent.

            (H) MANAGEMENT REPORT. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to paragraphs (A) and (C) above, Borrower will deliver to Agent and Lenders a management report: (1) describing the operations and financial condition of Holdings and its Subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed; (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered to Lenders pursuant to paragraph (L) below; and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified on behalf of Borrower by the chief financial officer of Borrower to the effect that such information fairly presents in all material respects the results of operations and financial condition of Holdings and its Subsidiaries as at the dates and for the periods indicated.

            (I) APPRAISALS. From time to time, upon the request of Agent, Borrower will obtain and deliver to Agent, at Borrower's expense, appraisal reports in form and substance and from appraisers satisfactory to Agent, stating the then current fair market and Orderly Liquidation Values of all or any portion of the Collateral and the Canadian Collateral; PROVIDED, HOWEVER, so long as no Default or Event of Default is continuing, Agent shall not request an appraisal as to any particular category of Collateral or Canadian Collateral to be performed more than once every Loan Year at Borrower's expense. Without limiting the generality of the foregoing, Agent shall request, and Borrower will obtain and deliver to Agent, at least once every Loan Year, an appraisal report stating the then current orderly liquidation value of Obligors' and Canadian Borrower's Inventory.

            (J) GOVERNMENT NOTICES. Borrower will deliver to Agent and Lenders promptly after receipt copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or any Loan Party's payment or non-payment of any taxes including any tax audit.

            (K) EVENTS OF DEFAULT, ETC. Promptly upon any officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by any Loan Party with respect to any such event or condition to Agent a certificate on behalf of Borrower signed on behalf of Borrower by Borrower's chief executive officer specifying the nature and period of existence of such condition or event and what action such Loan Party has taken, is taking and proposes to take with respect thereto:
(1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to any Loan Party or any other action taken with respect to a claimed default; or (3) any Material Adverse Effect or (4) any default or event of default with respect to any Indebtedness of Holdings or any of its Subsidiaries.

            (L) PROJECTIONS. As soon as available and in any event no later than 45 days after the end of each of Holdings' Fiscal Year, Borrower will deliver to Agent and Lenders consolidated and consolidating Projections of Holdings and its Subsidiaries for the forthcoming Fiscal Year, month by month.

            (M) OTHER INFORMATION. With reasonable promptness, Borrower will deliver such other information and data as Agent or Lenders may reasonably request from time to time.

                            FINANCIAL COVENANTS RIDER

            This Financial Covenants Rider is attached and made a part of that certain Second Amended and Restated Loan and Security Agreement, dated as of March 12, 2004 and entered into among Beacon Sales Acquisition, Inc., the Domestic Subsidiary Guarantors, Agent & Lenders.

            A. EXCESS AVAILABILITY. Borrower shall at all times maintain Excess Availability of at least $5,000,000.

            B. CAPITAL EXPENDITURE LIMITS. The aggregate amount of all Capital Expenditures, Capital Leases with respect to fixed assets of Borrower and its Subsidiaries (which shall be considered to be expended in full on the date such Capital Lease is entered into) and other contracts with respect to fixed assets initially capitalized on Borrower's or any Subsidiary's balance sheet prepared in accordance with GAAP (which shall be considered to be expended in full on the date such contract is entered into) (excluding, in each case, expenditures for trade-ins and replacement of assets to the extent funded with casualty insurance proceeds and excluding the purchase price allocated to fixed assets acquired in connection with a Permitted Acquisition) will not exceed $8,500,000 in any Fiscal Year. Fifty percent (50%) of the amount set forth above not made in any Fiscal Year may be carried over for one year only to the next Fiscal Year; PROVIDED, HOWEVER, any carried-over amount will be deemed used only after all otherwise permitted amounts for that Fiscal Year have been used.

            C. FIXED CHARGE COVERAGE. Borrower shall not permit Fixed Charge Coverage for any twelve (12) month period ending as of any date set forth below to be less than the ratio set forth below for such date:

                  DATE                                              RATIO
                  ----                                              -----
                  March 31, 2004                                     1.10
                  June 30, 2004                                      1.10
                  September 30, 2004                                 1.10
                  December 31, 2004                                  1.05
                  March 31, 2005                                     1.05
                  June 30, 2005 and the last day of each             1.10
                  fiscal quarter thereafter

            D. SENIOR INDEBTEDNESS TO EBITDA. Borrower shall not permit the ratio of Senior Indebtedness calculated as of any date set forth below to EBITDA for the twelve (12) month period ending on such date to be greater than the ratio set forth below for such date:

                  DATE                                              RATIO
                  ----                                              -----
                  March 31, 2004                                     2.60
                  June 30, 2004                                      2.50
                  September 30, 2004                                 2.30
                  December 31, 2004                                  2.50
                  March 31, 2005                                     2.40

                  June 30, 2005 and the last day of each
                  fiscal quarter thereafter                          2.00

The aggregate balance of the Revolving Loan included in Senior Indebtedness as of any date of determination shall be equal to the average balance of the Revolving Loan for such date and the last day of the two immediately preceding months.

With respect to each Target acquired by Borrower during any such twelve month period, EBITDA shall be adjusted by an amount equal to the Pro Forma EBITDA of such Target for the portion of such twelve month period which precedes the acquisition of such Target.

            E. LEASE LIMITS. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease, synthetic lease or similar off-balance sheet financing, if the aggregate amount of all rents (or substantially equivalent payments) paid by Borrower and its Subsidiaries under all such leases would exceed $11,000,000 in any fiscal year of Borrower.